                                                                   Exhibit (99b)









                          COOPER TIRE & RUBBER COMPANY

                        SPECTRUM INVESTMENT SAVINGS PLAN

               (As Amended and Restated Effective January 1, 2002)

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             DEFINITIONS...............................................................................2

ARTICLE II            ELIGIBILITY AND PARTICIPATION.............................................................11

ARTICLE III           PARTICIPANTS' CONTRIBUTIONS...............................................................14

ARTICLE IV            COMPANY CONTRIBUTIONS.....................................................................21

ARTICLE V             INVESTMENT OF CONTRIBUTIONS.............................................................. 25

ARTICLE VI            VESTING OF CONTRIBUTIONS..................................................................28

ARTICLE VII           PARTICIPANT LOANS.........................................................................30

ARTICLE VIII          APPLICATION OF COMPANY CONTRIBUTIONS FORFEITED............................................33

ARTICLE IX            WITHDRAWAL OF CONTRIBUTIONS...............................................................34

ARTICLE X             DESIGNATION OF BENEFICIARY................................................................38

ARTICLE XI            DISTRIBUTION OF CONTRIBUTIONS.............................................................39

ARTICLE XII           MAXIMUM CONTRIBUTION LIMITATION...........................................................48

ARTICLE XIII          TOP-HEAVY PLAN REQUIREMENTS...............................................................50

ARTICLE XIV           ADMINISTRATION OF THE PLAN................................................................55

ARTICLE XV            SECURITIES TRANSACTIONS BY TRUSTEE........................................................65

ARTICLE XVI           ASSIGNABILITY.............................................................................67

ARTICLE XVII          AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN............................68

ARTICLE XVIII         ESOP FEATURE..............................................................................69

                          COOPER TIRE & RUBBER COMPANY

                        SPECTRUM INVESTMENT SAVINGS PLAN

Cooper Tire & Rubber Company, effective January 1, 1965, established the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan.

The purpose of the Plan is to encourage and assist eligible Employees to engage in a savings program with a view to meeting financial emergencies and as a means of adding to their retirement income.

The Plan has been established as a means of assisting the Company in securing and retaining competent personnel and to foster the enhancement of already existing, excellent employee relations.

The Company desires to amend and restate the Plan, effective January 1, 2002, to reflect the merger of the Standard Products Individual Retirement and Investment Trust Plan, the Standard Products Company Money Purchase Pension Plan and Trust for Hourly Employees, the Siebe Automotive Employees' Profit Sharing Plan, and the Profit Sharing Plan of Oliver Rubber Company into the Plan, to reflect the change of its name to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan, and to establish the ESOP Feature under the Plan.

The Plan is hereby amended and restated effective as of January 1, 2002 as follows:

                                    ARTICLE I
                                   DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the following meanings unless a different meaning is clearly required by the context:

(1) "Account" of a Participant or "Participant's Account" - the then total current market value of the account in the Participant's name as determined by the Trustee representing the entire interest of a Participant in the Plan. Each account shall consist of the Non-ESOP Account and the ESOP Account.

(2) "Active Participation" - the making of Participant contributions to the Plan and the right to share in the allocation of Company Contributions and ESOP Contributions, if any.

(3) "Adjusted Employment Date" - the date arrived at when the Employee's prior Continuous Credited Service is subtracted, according to Section 2 of Article II, from the date on which the Employee first renders service entitling him/her to credit for an Hour of Service subsequent to a prior period of Continuous Credited Service.

(4) "Adjustment Factor" - the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, applied to such items and in such manner as the Secretary shall prescribe.

(5) "After-Tax Dollar Contributions (ATD)" - the percentage of a Participant's Compensation contributed to the Plan which the Participant elects not to be subject to the provisions of Section 401(k) of the Code.

(6) "Code" - the Internal Revenue Code of 1986, as amended to date, and as it may hereafter be amended, or any successor statute of similar purpose.

(7) "Committee" - the Defined Contribution Plan Committee as established and described pursuant to Article XIV of the Plan herein.

(8) "Common Stock" - common stock of Cooper Tire & Rubber Company, which is intended to be "employer securities" within the meaning of Section 409(l) of the Code, and "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA. The Plan shall be permitted to acquire and hold Common Stock, and shall be an eligible individual account plan, as that term is defined in Section 407(d)(3)(A) of ERISA.

(9) "Company" - Cooper Tire & Rubber Company and any of its subsidiary corporations which adopt this Plan.

(10)     "Company Contributions" - contributions made by the Company pursuant to
         Article IV of the Plan, other than Company Salary Reduction Contributions.

(11) "Company Salary Reduction Contributions" - amounts transferred to the Plan by the Company pursuant to salary reduction arrangements between the Company and Participants, also sometimes referred to herein as Pre-Tax Dollar Qualifier Contributions.

(12) "Compensation" - includes all payments of base salary, bonus, commissions, Company Salary Reduction Contributions to this Plan and any taxable payments paid to the Participant in a calendar year, except that there shall be excluded from Compensation: Company payments of deferred compensation to the Participant or to a plan of deferred compensation (other than Company Salary Reduction Contributions to this
         Plan), stock options (including any disqualifying dispositions therefrom), director fees, sales awards, relocation bonuses, suggestion system awards, tuition reimbursements, payments upon exercise of stock appreciation rights or in lieu of exercise of stock options, imputed income (such as, for example and not by way of limitation, the value of group life insurance coverage reportable as income), benefits accruing or payable under nonqualified retirement plans, Expatriate Income, and other amounts which either are excludable or deductible from income in whole or in part for federal income tax purposes or which represent payments pursuant to a program of benefits or deferred compensation (other than Company Salary Reduction Contributions), whether or not qualified under the Code.

         Notwithstanding the above, the maximum amount of Compensation taken into account each year for all computations shall not exceed the amount prescribed pursuant to Section 401(a)(17) of the Code, as amended, or such amount as the Secretary of the Treasury shall prescribe from time to time.

         Any cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, Code Section 401(a)(17) annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(13) "Continuous Credited Service" - the number of years aggregated under the provisions of Article II, Section 2, except that Continuous Credited Service prior to January 1, 1976, shall be calculated from the most recent Employment Date.

(14) "Controlled Group" - means the Company and any and all other corporations, trades and/or businesses, the employees of which together with Employees of the Company are required, by the first sentence of Subsection (b) or Subsection (c) of Section 414 of the Code to be treated as if they were employed by a single employer. Each corporation or unincorporated trade or business that is or was a member of the Controlled Group shall be referred to herein as an "Controlled Group Member" or a "Controlled Company", but only during such period as it is or was such a member.

         Controlled Group also includes any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

(15) "Current Earnings" - net income before federal income taxes of the Company for its current fiscal year and before deducting any Company Contributions or ESOP

         Contributions to this Plan for such fiscal year determined on the basis of generally accepted accounting principles.

(16) "Designated Beneficiary" - the beneficiary chosen by the Participant, in accordance with the provisions of Article X herein, to receive, upon the Participant's death, any benefit payable under this Plan by reason of the Participant's death.

(17) "Employee" - any employee of the Company except, one whose terms and conditions of employment are determined through collective bargaining where the issue of retirement benefits has been a bona fide subject of such collective bargaining and where such collective bargaining has not resulted in an agreement to include such employee among those eligible for participation in this Plan. To the extent required by Section 414(n) of the Code, the term "Employee" includes any person who is a "leased employee" of the Company or any other Controlled Group Member. For purposes of this Subsection, a "leased employee" means any person who, pursuant to an agreement between the Company or a Controlled Group Member and any other person ("leasing organization"), has performed services for the Company or Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the Company or Controlled Group Member. Contribution or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the Company or a Controlled Group Member will be treated as provided by the Company or Controlled Group Member. A leased employee will not be considered an Employee of the Company or a Controlled Group Member, however, if (1) leased employees do not constitute more that 20% of the Company's or Controlled Group Member's non-highly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code) and (2) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a non-integrated employer contribution rate of at lease 10% of compensation, (ii) immediate participation and (iii) full and immediate vesting. All personal and relative pronouns, singular or plural, and words "person", "participant", and "employee" shall refer to both male and female employees equally. The term "Employee" shall include any U.S. citizen employed by foreign affiliates, as defined in
         Section 3121(l)(6) of the Code, for which the Company has entered into a Code Section 3121(l) agreement with the Internal Revenue Service.

(18) "Employment Date" - the date on which the Employee first completes an Hour of Service in the employ of the Company, whether or not that service is performed as an Employee.

(19) "ESOP Account" - shall include all amounts in the Participant's Account that are transferred to the ESOP Account pursuant to Section 3 and
         Section 5 of Article V. The ESOP Account shall be established under the ESOP Feature of the Plan. The ESOP Account shall consist of an After-Tax Dollar Contributions subaccount which will reflect the amount of After-Tax Dollar Contributions in the ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Pre-Tax Dollar Qualifier Contributions subaccount which will reflect the amount of Pre-Tax Dollar Qualifier Contributions in the ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Transfer Contributions subaccount which will reflect the amount of

         Transfer Contributions in the ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Company Contributions subaccount which will reflect the amount of Company Contributions in the ESOP Account made pursuant to Article IV herein and allocated earnings attributable thereto, an ESOP Contributions subaccount which will reflect the amount of ESOP Contributions in the ESOP Account made pursuant to Article XVIII herein and allocated earnings attributable thereto, and a Prior Plan Contributions subaccount which will reflect the amount of Prior Plan Contributions in the ESOP Account attributable to a Participant and allocated earnings attributable thereto.

(20) "ESOP Contributions" - are the discretionary contributions made by the Company pursuant to Section 3 of Article XVIII.

(21) "ESOP Feature" - is the portion of the Plan described in Article XVIII. The ESOP Feature consists of the ESOP Account.

(22) "Expatriate Income" - includes all payments of foreign service allowances, foreign housing allowances (net of amounts deducted from pay) and foreign living expenses (net of amounts deducted from pay), and any Employee income taxes paid by the Company (net of hypothetical income taxes which may have been deducted from pay) paid to any Employee included in this Plan by way of Section 3121(l).

(23) "Full-Time Employee" - an Employee whose position normally requires a work week of at least forty (40) hours.

(24) "Highly Compensated Employee" - The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees. For a particular Plan Year, a highly compensated active Employee means any Employee who: (i) was a 5-percent owner at any time during the current or the preceding Plan Year or (ii) for the preceding Plan Year received Compensation from the Company in excess of the amount in effect for such Plan Year under Section 414(q)(1)(B) of the Code and was in the top-paid group of Employees for such preceding Plan Year.

         A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

         The determination of who is a Highly Compensated Employee, including the determination of the number and identity of employees in the top-paid group, and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

(25) "Hour of Service" - each hour for which an Employee is paid, or entitled to payment, by the Company and/or any Controlled Group Member for the performance of duties or on account of a period of time during which no duties are performed due to vacation, holiday, jury duty, military duty or funeral absence. An Hour of Service also includes each hour for which an Employee is not paid, or not entitled to payment, on account of a period of time during which the Employee continues to accrue Continuous Credited Service while under an approved Leave of Absence for illness, incapacity or disability, military duty or personal reasons.

         Each hour for which an Employee is paid back pay, regardless of mitigation of damages, except for hours previously credited for the same period, or severance pay. Hours of Service shall not be credited due to payments received by an Employee from a plan maintained for the sole purpose of complying with applicable worker's or unemployment compensation laws, complying with disability insurance laws, or reimbursement of medical or medically related expenses.

         Such hours shall be credited as specified in Title 29, Code of Federal Regulations, ss.2530.200-2(b) and (c).

         Hours of Service performed at premium rates (such as holiday pay overtime or shift differential) shall be credited as single hours of service, regardless of the rate of compensation in effect for such service.

         If an Employee is absent from work for any period which commences on or after January 1, 1985

         (a)      by reason of the pregnancy of the Employee,

         (b)      by reason of the birth of a child of the Employee,

         (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

         (d) for purposes of caring for any such child for a period beginning immediately following such birth or placement, and,

         (e) the Employee (if classified by the Company as a Part-Time Employee) shall receive credit for Hours of Service (solely for the purpose of determining whether he/she has incurred a Severance Date for purposes of participation and determining his/her Vested interest) equal to:

                  (i) the number of Hours of Service which otherwise would normally have been credited to him/her but for the absence, or

                  (ii) if the number of Hours of Service under clause (i) is not determinable, eight (8) Hours of Service per normal work day of the absence, except that no more than 501 Hours of Service shall be credited under this paragraph by reason of the absence. The Hours of Service shall be credited:

                           (A) in the twelve (12) Consecutive Month Period in which the absence from work begins, if the Participant would be prevented from incurring a Severance Date in such Period, or

                           (B) in the immediately following twelve (12) Consecutive Month Period.

                                    (1)      The Employee (if classified by the
                                             Company as a Full-Time Employee)
                                             shall not, solely by reason of such
                                             absence, be considered to have
                                             incurred a Severance Date for
                                             purposes of participation and for
                                             determining his/her Vested interest
                                             until the expiration of the
                                             consecutive twenty-four (24) month
                                             period commencing on the first day
                                             of the absence.

                                    (2)      No credit will be given pursuant to
                                             this paragraph unless the Employee
                                             furnishes information to establish
                                             that the absence is for the reasons
                                             referred to in paragraphs (a), (b),
                                             (c) and (d) of this Section and the
                                             number of days for which there was
                                             such an absence.

                                    (3)      If an Employee is absent from work
                                             for any period for any reasons
                                             referred to in subparagraphs (a),
                                             (b), (c) and (d) of this
                                             subsection, and such period
                                             includes the last day of the Plan
                                             Year, the Employee shall be deemed
                                             to be employed on such date for
                                             purposes of Section 3, Article II.

(26) "Investment Option" - one of those forms of investments which are available to a Participant to invest his/her contributions, Company Salary Reduction Contributions, Vested Company Contributions, Transfer Contributions, Prior Plan Contributions and related earnings under the Plan.

(27) "Leave of Absence" - leave of absence granted by law, the Company due to illness or injury, required U.S. Military Service, or other special leave of absence set forth in the Company leave of absence policies, under which all Employees in similar circumstances shall be treated alike.

(28) "Non-ESOP Account" - shall include all Participant Contributions, Company Contributions, and Transfer Contributions made to the Plan pursuant to Articles III and IV of the Plan; EXCEPT THAT the Non-ESOP Account shall not include any portion of such contributions transferred to the Participant's ESOP Account pursuant to Section 3 and Section 5 of Article 5. The Non-ESOP Account shall be established under the Non-ESOP Feature of the Plan. The Non-ESOP Account shall consist of an After-Tax Dollar Contributions subaccount which will reflect the amount of After-Tax Dollar Contributions in the Non-ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Pre-Tax Dollar Qualifier Contributions subaccount which will reflect the amount of Pre-Tax Dollar Qualifier Contributions in the Non-ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Transfer Contributions subaccount which will reflect the amount of Transfer Contributions in the Non-ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Company Contributions subaccount which will reflect the amount of Company Contributions in the Non-ESOP Account made pursuant to Article IV herein and allocated earnings attributable thereto, and a Prior Plan Contributions subaccount which will reflect the amount of Prior Plan Contributions in the Non-ESOP Account attributable to a Participant and allocated earnings attributable thereto.

(29) "Non-ESOP Feature" - is the portion of the Plan (a) which is not included within the ESOP Feature, (b) which is intended to qualify as a profit sharing plan under Code Section 401(a), and (c) which includes a qualified cash or deferred arrangement within the meaning of Code
         Section 401(k). The Non-ESOP Feature consists of the Non-ESOP Account.

(30) "Non-Highly Compensated Employee" - an Employee of the Employer who is not a Highly Compensated Employee.

(31) "Normal Retirement Date" - the later of the day the Participant attains age sixty-five (65) or the 5th anniversary of the time a Plan Participant commenced participation in the Plan. However, the Normal Retirement Date for Employees employed in the capacity of pilot, as required by Corporate Policy C01-3 (Aircraft Usage, Flight Crew Member Training and Development) shall be the later of the day such Employee attains age sixty (60) or the completion of five years of Plan participation.

(32) "Participant" - any person who has been admitted to participation in this Plan pursuant to the provisions of Article II. The term "Participant" shall include active Participants (those currently eligible to share in Company Contributions and ESOP Contributions, if any), inactive Participants (those individuals who are employed by the Company and have been active Participants but are not now eligible to share in Company Contributions or ESOP Contributions), and any former Employee who has an Account under the Plan.

(33) "Participant Contributions" - the aggregate of all After-Tax Dollar Contributions and Pre-Tax Dollar Qualifier Contributions.

(34) "Participant Loan" - the total amount outstanding of a loan provided for in Article VII.

(35) "Part-Time Employee" - an Employee whose position normally requires a work week of less than forty (40) hours.

(36) "Plan" - the Spectrum Investment Savings Plan as set forth herein, and as it may be modified or amended from time to time. The Plan consists of the ESOP Feature and the Non-ESOP Feature.

(37) "Plan Year" - except as otherwise provided herein, a Plan Year shall be the calendar year beginning January 1 and ending December 31.

(38) "Pre-Tax Dollar Qualifier Contribution (PDQ)" - the percentage of a Participant's Compensation which the Company contributes to the Plan pursuant to a salary reduction agreement, under which a Participant elects to forego a percentage of such Compensation and under which an Employee agrees to have his/her Compensation reduced for purposes of the Plan, also sometimes referred to herein as a Company Salary Reduction Contribution.

(39) "Prior Plans" - the Profit-Sharing Plan of Oliver Rubber Company, The Standard Products Company Individual Retirement and Investment Trust Plan, The Standard Products Company Money Purchase Pension Plan and Trust for Hourly Employees, and the Siebe Automotive Employees' Profit Sharing Plan.

(40) "Prior Plan Contributions" - contributions made to a Prior Plan by or with respect to a Participant.

(41) "Return on Invested Capital" or "ROIC" - earnings before interest and income taxes (EBIT) of the Company for the most recently completed calendar year, as reported in the Company's audited financial statements for such year, divided by the average of the Company's invested capital over the five consecutive calendar quarters ending with the final calendar quarter of the calendar year in question. For purposes of this Section, "invested capital" shall mean long-term debt plus shareholder's equity as of the end of each such quarter.

(42) "Severance Date" - the earliest of (a) the date on which the Employee retires, dies, quits, or is discharged or (b) the date on which the Employee ceases to accrue Continuous Credited Service in accordance with the Company's policies for Leave of Absence; but in no event shall the Severance Date, as defined in (b), be earlier than the first anniversary of the first day of a period throughout which the Employee remains absent, with or without pay, from the service of the Company by reason of the absence.

(43) "Severance Period" - (a) each twelve (12) consecutive month period beginning on a Part-Time Employee's Employment Date or Adjusted Employment Date or any anniversary thereof if less than five hundred
         (500) Hours of Service are completed in that period, or (b) for a Full-Time Employee, the period of time between the Employee's Severance Date and the date on which he again performs an Hour of Service.

(44) "Spouse" - the person to whom the Participant is married to at the relevant time.

(45) "Total and Permanent Disability" - a condition of a Participant as the result of bodily injury or disease from an unavoidable cause which prevents such Participant from being physically or mentally able to meet his/her present job requirements as the same existed at the time of the Participant's cessation of service due to such condition and which disability will (in the opinion of a qualified physician designated by the Committee) presumably be permanent and continuous during the remainder of his/her life. Such condition shall be deemed to have resulted from an unavoidable cause unless it:

         (a) was contracted, suffered or incurred while the Participant was engaged in, or resulted from having engaged in, a felonious enterprise, or

         (b) resulted from drunkenness or hallucinogenic and/or narcotic drugs not prescribed by a qualified physician for treatment of a condition, or

         (c) resulted from an intentional self-inflicted injury or self-induced sickness.

(46) "Transaction Period" - a period described in Article XV herein during which certain rules and regulations, as established by the Committee and the Trustee, shall govern all transactions relating to securities.

(47) "Transactions" - all purchases, sales, redemptions or other dispositions of securities by the Trustee under the Plan.

(48) "Transfer Contributions" - those amounts transferred to the Plan on behalf of an Employee from another plan qualified under Section 401(a) of the Code as described in Article III, Section (9).

(49) "Trustee" - the Trustee or Trustees designated by the Company as provided herein.

(50) "Unvested" - that portion of a Participant's Account balance which is not Vested pursuant to Article VI herein.

(51) "Vested" - that portion of a Participant's Account balance to which he/she has a nonforfeitable right pursuant to Article VI herein.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         SECTION 1. ELIGIBILITY

Any salaried Employee of the Company is eligible to participate in the Plan.

Notwithstanding the foregoing, no Employee who serves only as a leased employee as defined in Section 414(n) of the Code shall be covered by the Plan or deemed to be a Participant.

         SECTION 2. CONTINUOUS CREDITED SERVICE

         (a) Continuous Credited Service for purposes of computing eligibility shall be determined as follows:

                  (i) Each person who is considered a Part-Time Employee and each other person in the employ of the Company or of a Controlled Group who is not considered a Full-Time Employee shall be credited with one (1) year of Continuous Credited Service upon completion of 1,000 Hours of Service during any period of twelve
                           (12) consecutive months beginning with that person's Employment Date or Adjusted Employment Date, or any anniversary thereof.

                  (ii) Employees who are considered Full-Time Employees shall have their Continuous Credited Service determined as the period of time (as computed to completed 1/12ths of a year) between the Employee's Employment Date or Adjusted Employment Date and the Employee's most recent Severance Date.

                  (iii) Years of Continuous Credited Service before any Severance Period shall be disregarded for Nonvested Participants, if the number of years within such Severance Period equals or exceeds the greater of:

                           (A)      five (5); or

                           (B) the aggregate number of years of Continuous Credited Service before such Severance Period.

                  (iv) For purposes of eligibility and vesting, Continuous Credited Service shall include continuous credited service, as that term is defined herein, of Employees with corporations or other entities that have been acquired by or merged into the Company, such that they become a part of the Company or are subsidiaries of the Company that are part of the Controlled Group, provided that such Employees were employed by the acquired or merged entity immediately prior to the acquisition or merger, and are Employees of the Company or an entity which is a part of the Controlled Group immediately after the acquisition or merger.

         (b) Continuous Credited Service prior to January 1, 1976, shall not be subject to any adjustment under this Section 2.

         (c) Any person who incurs a Severance Period after January 1, 1976, shall have Continuous Credited Service restored on the following basis:

                  (i) A Participant who before the Severance Date was Vested will for all purposes have pre-Severance Period and post- Severance Period Continuous Credited Service aggregated to create an Adjusted Employment Date.

                  (ii) A Participant who before the Severance Date was Unvested will have Continuous Credited Service restored on the following basis to create an Adjusted Employment Date:

                           (A) If the Severance Period is less than the Continuous Credited Service prior to the Severance Date, the Continuous Credited Service prior to the Severance Date shall be aggregated with any Continuous Credited Service after the Severance Period to create an Adjusted Employment Date for all purposes. Such aggregation of Continuous Credit Service shall not include any period of time during the Severance Period.

                           (B) If the Severance Period equals or exceeds the greater of five (5) years or the Continuous Credited Service prior to the Severance Date, the Continuous Credited Service prior to the Severance Date shall not be aggregated and the Employee shall become a Participant as specified in Section 3 of this Article.

       SECTION 3. PARTICIPATION

An Employee described in Section 1 will become a Participant in the Plan upon satisfaction of all the following requirements:

         (a)      receipt by the Committee of a completed application,

         (b) agreement to an appropriate payroll deduction from his/her Compensation,

         (c) agreement to accept a reduction of his/her Compensation equal to the whole percentage of his/her compensation per payroll period he/she elects to have contributed by the Company as a Pre-Tax Dollar Qualifier Contribution, if any.

A Participant shall cease to be eligible to make contributions to the Plan and to share in Company Contributions or ESOP Contributions under the Plan when he/she is no longer an Employee due to: resignation, termination, retirement, death, Total and Permanent Disability, or otherwise ceasing to be an Employee, or Participant's voluntary election to suspend Participation pursuant to Article VII hereof. Participation in the Plan will cease when the Employee or former Employee no longer has an Account under the Plan. A Participant who voluntarily ceases Active

Participation from this Plan while still an Employee accumulating Continuous Credited Service shall be ineligible to resume Active Participation for a period of twelve (12) months from the date Active Participation last ceased.

Notwithstanding the above paragraph, a Participant who retires under the Company's Salaried Employee's Retirement Plan may elect to continue to be a Participant in the Plan and maintain an Account until the earlier of the date he/she withdraws the balance in his/her Account or April 1 of the calendar year following the calendar year in which he/she attains age 70-1/2. After the effective date of such retirement, such a Participant shall not be entitled to make contributions to the Plan or share in the allocation of Company Contributions or ESOP Contributions. Participation in the Plan by eligible Employees shall be voluntary.

                                  ARTICLE III
                           PARTICIPANTS' CONTRIBUTIONS

         SECTION 1. AMOUNT OF PARTICIPANT PRE-TAX DOLLAR QUALIFIER CONTRIBUTION AND AFTER-TAX DOLLAR CONTRIBUTION

An Active Participant may make either a Pre-Tax Dollar Qualifier Contribution or an After-Tax Dollar Contribution, or both, in accordance with the following amounts:

         (a) An Active Participant may agree to have contributed on his behalf as a Pre-Tax Dollar Qualifier Contribution for a Plan Year an amount, at his election, not to exceed the lesser of
                  (i) 15% of his/her Compensation or (ii) the dollar limitation in effect for such Plan Year under Section 402(g) of the Code.

                  To have a Pre-Tax Dollar Qualifier Contribution contributed on his behalf, a Participant shall enter into a written salary reduction agreement with the Company which shall provide a reduction in the Participant's Compensation equal to any whole percentage per pay period which he elects to have contributed on his/her behalf as a Pre-Tax Dollar Qualifier Contribution. Such reduction in Compensation must be made at the time the Participant would normally receive his/her Compensation from the Company.

                  The Company may amend or revoke its salary reduction agreement with any Participant at any time, if the Company determines that such revocation or amendment is necessary to insure that contributions by or on behalf of a Participant for any Plan Year will not exceed the limitations of Code Sections 415, and 402(g) or to insure that the discrimination tests of Section 401(k) of the Code are met for such Plan Year.

         (b) An Active Participant may agree to contribute as an After-Tax Dollar Contribution an amount, at his/her election, equal to up to sixteen percent (16%) of his/her Compensation subject to the limitations imposed by this Plan.

In no event, however, shall the aggregate of After-Tax Dollar Contributions and Pre-Tax Dollar Qualifier Contributions, to which Company Contributions, if any, are allocated, exceed six percent (6%) of a Participant's Compensation.

Pre-Tax Dollar Qualifier Contributions and After-Tax Dollar Contributions shall be fully Vested and nonforfeitable at all times.

         SECTION 2. MAXIMUM AGGREGATE CONTRIBUTION

         (a) In no event shall the aggregate of contributions made by or on behalf of a Participant exceed sixteen percent (16%) of his/her Compensation. Contributions made by or on behalf of a Participant are the total of Pre-Tax Dollar Qualifier Contributions and After-Tax Dollar Contributions subject to the following limitations,

         (b)      ACP Test

                  (i) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (ii) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         (c)      ADP Test

                  (i) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (ii) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees by more than two
                           (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         (d) Definitions. For purposes of this Section, the following definitions shall apply:

                  (i) "Average Contribution Percentage" - shall mean the average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

                  (ii) "Actual Deferral Percentage" - shall mean the average (expressed as a percentage) of the Deferral Percentages of the Participants in a group.

                  (iii) "Contribution Percentage" - shall mean, for a specified group of Employees entitled to make After-Tax Dollar Contributions for a Plan

                           Year, the average of the ratios (calculated separately for each Employee in such group) of (A) the sum of the After-Tax Dollar Contributions made to the Plan by or on behalf of an Employee and the Company Contributions made to the Plan on behalf of the Employee for the Plan Year to (B) the Employee's Compensation for the Plan Year.

                  (iv) "Deferral Percentage" - shall mean, for a specified group of Employees entitled to make Pre-Tax Dollar Qualifier Contributions for a Plan Year, the average of the ratios (calculated separately for each Employee in such group) of (A) the amount of Pre-Tax Dollar Qualifier Contributions actually made to the Plan for each such Employee for such Plan Year to (B) the Employee's Compensation for such Plan Year.

                  (v) "Excess Aggregate Contributions" - shall mean, with respect to any Plan year, the excess of --

                           (A) the aggregate amount of the matching contributions and employee contributions (and any qualified nonelective contribution or elective contribution taken into account in computing the contribution percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over

                           (B) the maximum amount of such contributions permitted under the limitations of Subsection (b) of this Section (determined by reducing contributions made on behalf of highly compensated employees in order of their Contribution Percentages beginning with the highest of such percentages).

                  (vi) "Excess Deferrals" -- shall mean, with respect to any Plan year, the excess of --

                           (A) the amount of Pre-Tax Dollar Qualifier Contributions actually made on behalf of Highly Compensated Employees for such Plan year, over

                           (B) the maximum amount of such contributions permitted under the limitations of Subsection (c) of this Section (determined by reducing contributions made on behalf of highly compensated employees in order of their Deferral Percentages beginning with the highest of such percentages).

                  (vii) In the event that Excess Aggregate Contributions are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such Excess Aggregate Contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied to reduce future Company Contributions or (if not forfeitable) shall be distributed to the eligible Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions made by or on behalf of such eligible Highly Compensated Employees.

                  (viii) In the event that Excess Deferrals are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, (A) such Excess Deferrals (and any income allocable thereto) shall be distributed to the eligible Highly Compensated Employees on the basis of the amount of Pre-Tax Dollar Qualifier Contributions made by or on behalf of such eligible Highly Compensated Employees.

         (e) To the extent required by the Code and Treasury Regulations, the limitations set forth in Section 2 shall be applied separately to each of the Non-ESOP Feature and the ESOP Feature. Notwithstanding the foregoing, for purposes of applying this Section 2 for any Plan Year in which

                  (i)      the ESOP Feature is maintained, and

                  (ii) the requirements of Sections 401(k)(12) and 401(m)(11) of the Code are not satisfied,

                  a single Average Contribution Percentage and a single Actual Deferral Percentage will be calculated for the group of eligible Employees who are Highly Compensated Employees and a single Average Contribution Percentage and a single Actual Deferral Percentage will be calculated for the group of eligible Employees who are Non-Highly Compensated Employees for the Plan Year, notwithstanding the existence of the ESOP portion of the Plan and the disaggregation rules of Treasury Regulation Sections 1.401(k)-1(g)(11) and 1.410(b)-7(c)(2), by
                  reason of the fact that, notwithstanding the ESOP, all Pre-Tax Dollar Qualifier Contributions made in such Plan Year are allocated to the Pre-Tax Dollar Qualifier Contribution subaccount of the Participant's Non-ESOP Account in such Plan Year (including any Pre-Tax Dollar Qualifier Contributions that are invested in Common Stock) and such account is not part of the ESOP, all After-Tax Dollar Contributions made in such Plan Year are allocated to the After-Tax Dollar Contribution subaccount of the Participant's Non-ESOP Account in such Plan Year (including any After-Tax Dollar Contributions that are invested in Common Stock) and such account is not part of the ESOP, and all Company Contributions made in such Plan Year are allocated to the Company Contribution subaccount of the Participant's Non-ESOP Account in such Plan Year (including any Company Contributions that are invested in Common Stock) and such account is not part of the ESOP.

         SECTION 3. LIMITATIONS ON PARTICIPANT CONTRIBUTIONS

All contributions made by or on behalf of a Participant are subject to the limitations imposed by Section 401(k) and Section 415 of the Code, as further set forth in Section 2 of this Article III and in Article XII hereof, respectively, but including any and all testing procedures as may be permitted by the Sections of the Code and the Treasury Regulations described in this sentence and in the following sentence. Contributions are also subject to the limitations imposed by Sections 401(k)(3), 401(m) and 402(g) of the Code, and Reg. Section 1.401(m)-(2).

         SECTION 4. CHANGING CONTRIBUTION PERCENTAGE

The contribution percentage(s) designated by a Participant shall continue in effect, notwithstanding any change in his/her Compensation, until he/she changes such contribution percentage(s).

A Participant may elect, at any time, but not less than thirty (30) days from the last change in contribution percentages, to increase or decrease the contribution percentage(s) within the applicable limits to be effective as soon as practicable after receipt of notice of change.

         SECTION 5. CONTRIBUTIONS TO BE EXPRESSED IN WHOLE MULTIPLES

Each Participant's payroll deduction must be made in whole multiples of one percent (1%). Each Participant's Pre-Tax Dollar Qualifier Contributions, if any, shall be in whole multiples of 1% of Compensation, subject to adjustment pursuant to Section 6 hereof.

         SECTION 6. METHOD OF PARTICIPANTS' CONTRIBUTIONS

         (a) Participants' After-Tax Dollar Contributions shall be made by a payroll deduction from Compensation for each pay period.

         (b)      (i)      Each Pre-Tax Dollar Qualifier Contribution made by
                           the Company on behalf of a Participant shall be transferred to the Plan pursuant to the terms of a written salary reduction agreement between such Participant and the Company. A Participant's salary reduction agreement shall be modified automatically to correspond to the change in the amount of the Pre-Tax Dollar Qualifier Contributions made on his/her behalf as set forth in Section 4 hereof.

                  (ii) The tentative salary reduction amount set forth in any salary reduction agreement shall be in any amount as the Participant shall elect, but shall be not less than 1% and not more than 15% of Compensation of such Participant. Tentative salary reductions shall become final, and then shall constitute Pre-Tax Dollar Qualifier Contributions, only after the Company or the Committee has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan or to maintain the status of any portion of this Plan as a qualified cash or deferred arrangement under Section 401(k) of the Code.

                  (iii) All amounts withheld pursuant to a salary reduction agreement and thereafter contributed to the Plan as Pre-Tax Dollar Qualifier Contributions shall be so delivered only if the Company in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations hereinabove set forth. If any amount shall be withheld from the Compensation of a Participant pursuant to a salary reduction agreement which exceeds the maximum amount permissible pursuant to Section 2(b), 2(c) and 3 hereof, and if such amount is contributed to the Plan as a Pre-Tax Dollar Qualifier Contribution by way of a mistake of fact, it shall be refunded, along with any income or loss related thereto, to the Company and shall thereafter be paid as promptly as practicable (subject, however, to the withholding of taxes and other amounts as though such amount were current Compensation), but no later than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, by the Company to the Employee from whose Compensation such amount was obtained pursuant to a salary reduction agreement.

                  (iv) The maximum amount of such contributions is limited under Section 401(k)(3) determined by reducing contributions made on behalf of Highly Compensated employees in order of their contribution percentages beginning with the highest of such percentages.

         SECTION 7. CREDITING OF CONTRIBUTION AMOUNTS

Participants' After-Tax Dollar Contributions shall be transferred by the Company to the Trustee as soon as practicable, but not less frequently than each pay date. All payments so made by the Company shall be reported to the Committee.

All such contributions shall be appropriately credited to the Account of each Participant by the Trustee.

         SECTION 8. VETERANS

Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and Continuous Credited Service with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

         SECTION 9. TRANSFER CONTRIBUTIONS

The Trustee is authorized to accept on behalf of a Participant, and hold as part of a Participant's Account, assets from a trustee of another plan qualified under Section 401(a) of the Code, provided that such other plan permits such a transfer and provided that the Committee approves such transfer from such other plan. All amounts so transferred to a Participant's Account shall be referred to herein as "Transfer Contributions."

         SECTION 10. CONTRIBUTIONS MADE TO THE NON-ESOP FEATURE

When transmitted to the Plan pursuant to this Article III, the Participant Contributions shall be transmitted to and held under the Non-ESOP Feature of the Plan. As provided in Section 3 and

Section 5 of Article V, such contributions may be transferred later from the Non-ESOP Feature to the ESOP Feature.

                                   ARTICLE IV
                              COMPANY CONTRIBUTIONS

         SECTION 1. AMOUNT OF COMPANY CONTRIBUTIONS

The Company shall contribute to the Trustee out of Current Earnings for that fiscal year or, at its discretion as set forth below out of its accumulated earnings, in cash or in its treasury or authorized but unissued Common Stock the value of which shall be computed at the applicable fair market value on the date of contribution by the Company, an amount equal to

         (a)      the lesser of:

                  (i) fifty percent (50%) of all Participant Contributions which represent up to six percent (6%) of each Participant's Compensation during such year, less any forfeitures (as defined in Article VIII, Section 1), or

                  (ii) an amount equal to fifteen percent (15%) of the Company's Current Earnings for such year in excess of ten percent (10%) of the stockholder's equity of the Company at the beginning of such year, and

         (b) in addition, when (a)(i) above applies and Return On Invested Capital (ROIC) equals or exceed 15%, an additional Company Contribution which when aggregated with (a)(i) above equals the Contribution Percentage determined under this paragraph
                  (b) of all Participant Contributions which represent up to six percent (6%) of each Participant's Compensation during such year, less any forfeitures (as defined in Article VIII, Section 1). The "Contribution Percentage" under this paragraph
                  (b) shall be the percentage set forth in column B below that corresponds to the ROIC for such fiscal year, equal to or in excess of 15%, set forth in Column A below. For ROIC levels that are not a whole percentage, the Contribution Percentage shall be determined by linear interpolation between the appropriate percentages in column B.

                                         A                              B
                                        ----                          -----
                                        ROIC
                                        ----
                                         15%                           66.7%
                                         16%                           70.03%
                                         17%                           73.36%
                                         18%                           76.69%
                                         19%                           80.02%
                                         20%                           83.35%
                                         21%                           86.68%
                                         22%                           90.01%
                                         23%                           93.34%
                                         24%                           96.67%
                                   25% or greater                       100%

The Company's Board of Directors may, at its discretion, waive the limitations in paragraph (b) above and contribute to the Trustee out of Current Earnings for that fiscal year or its accumulated earnings an amount not to exceed the limitations in paragraph (a) above.

The Company will not match, nor allocate its contributions to, any portion of Participant Contributions, if any, which (i) represent an amount in excess of six percent (6%) of a Participant's Compensation during each Plan Year or (ii) are withdrawn by the Participant during the Plan Year in which the Participant Contributions were made to the Plan.

Company Contributions, After-Tax Dollar Contributions and Pre-Tax Dollar Qualifier Contributions will be subject to the nondiscrimination test pursuant to Sections 401(m)(2) and 401(k)(3) of the Code and described in Section 2 of
Article III.

         SECTION 2. COMPANY SALARY REDUCTION CONTRIBUTIONS

The Company shall contribute with respect to each Plan Year the aggregate of the Company Salary Reduction Contributions for such Plan Year, as determined pursuant to salary reduction agreements in force between the Company and Participants in the Plan. Company Salary Reduction Contributions shall be fully Vested and nonforfeitable at all times.

         SECTION 3. ALLOCATION OF COMPANY CONTRIBUTIONS

The Company Contributions for each fiscal year shall be allocated by the Trustee to each Participant's Account in proportion to each Participant's After-Tax Dollar Contributions and the Pre-Tax Dollar Qualifier Contributions made on his/her behalf up to an aggregate contribution thereof of six percent (6%) of a Participant's Compensation for such year.

If a Participant or Designated Beneficiary becomes entitled to distribution of his/her Account under the Plan as a result of the Participant either retiring from the Company under one of its retirement programs (except a deferred Vested pension), suffering a Total and Permanent Disability or dying and either such Participant has made After-Tax Dollar Contributions or Pre-Tax Dollar Qualifier Contributions have been made on his/her behalf to which Company Contributions, if any, are allocated in the year in which such event (retirement, Total and Permanent Disability, or death) occurred, such Participant shall be entitled to share in the Company Contribution which it may make with respect to such year, as herein provided, as if such event had not occurred.

There shall be directly and promptly allocated to the Pre-Tax Dollar Qualifier Contributions subaccount of each Participant the Company Salary Reduction Contributions, as set forth in Section 2 hereof. Company Contributions will be allocated to the Participant only if the Participant is employed on the last day of the Plan Year, except in the case of retirement, Total and Permanent Disability or death.

         SECTION 4. REPORTING THE CONTRIBUTIONS

The Company Contributions and Company Salary Reduction Contributions shall be reported to the Committee by the Company.

         SECTION 5. CONTINGENT NATURE OF CONTRIBUTIONS

To the extent that the deductibility thereof is subsequently denied, each Company Contribution and each Company Salary Reduction Contribution made by the Company pursuant to the provisions of Article IV hereof is hereby made expressly contingent upon the deductibility thereof for Federal income tax purposes for the year with respect to which such contribution is made. Each such contribution is further contingent upon the maintenance of qualified status by the Plan for the year with respect to which such contribution is made, to the extent that the loss of qualified status would deprive the Company of the deduction taken for such contribution.

         SECTION 6. EXCLUSIVE BENEFIT; REFUND OF CONTRIBUTIONS

All contributions made by the Company are made for the exclusive benefit of the Participants and their beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries, including the costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, refunds of Company Contributions shall be made to the Company under the following circumstances and subject to the following limitations, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status:

         (a) To the extent that a Federal income tax deduction is disallowed for any Company Contribution, the Trustee shall refund to the Company the amount so disallowed within one (1) year of the date of such disallowance.

         (b) In the case of a contribution, or for any Company Salary Reduction Contribution, which is made in whole or in part by reason of a mistake of fact, so much of the Company Contribution as is attributable to the mistake of fact shall be returnable to the Company upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake of fact. Demand and repayment must be effected within one (1) year after the last installment payment of the contribution to which the mistake applies.

In the event that any refund of amounts contributed under Section 1 hereof is paid to the Company, such refund shall be made without interest and shall be deducted from among the Company Contributions subaccounts of Participants only to the extent that the amount of the refund can be identified to specific Participants (as in the case of certain mistakes of fact). Refunds of amounts contributed pursuant to Section 2 hereof (relating to contributions attributable to salary reduction) are treated at Section 6 of Article III.

Notwithstanding any other provision of this Section 6, no refund shall be made to the Company which is specifically chargeable to the Account of any Participant in excess of one hundred percent (100%) of the amount in such Account, nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants and/or beneficiaries. In the case that such distributions become refundable, the Company shall have a claim directly against the distributees to the extent of the refund to which it is entitled. All refunds pursuant to this Section 6 shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of the Employee Retirement Income Security Act of 1974, as amended, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified Plan pursuant to Section 401(a) of the Code.

         SECTION 7. TRANSMITTING THE COMPANY CONTRIBUTIONS

Each Company Contribution shall be sent to the Trustee as promptly as practicable following the determination of the amount thereof, and, in any event, on or before the date established by law (including any extension thereof) for the filing of the Company's federal income tax return for the taxable year with respect to which such Company Contribution is made.

Contributions made pursuant to Section 2 hereof shall be made no later than the date specified in the preceding sentence, and shall be made at such earlier dates as may be practicable provided, however, that no salary reduction amount shall be held by the Company without contributing same to the Plan for a period longer than the longest period that is permissible under regulations published under Section 401(k) of the Code, and, in any event, amounts contributed under
Section 2 hereof with respect to any Plan Year shall be deemed credited to the Pre-Tax Dollar Qualifier Contributions subaccount of the Participant not later than the last day of such Year.

         SECTION 8. CONTRIBUTIONS MADE TO THE NON-ESOP FEATURE

When transmitted to the Plan pursuant to this Article IV, the Company Contributions and Company Salary Reduction Contributions shall be transmitted to and held under the Non-ESOP Feature of the Plan. As provided in Section 3 and
Section 5 of Article V, such contributions may be transferred later from the Non-ESOP Feature to the ESOP Feature.

                                   ARTICLE V
                           INVESTMENT OF CONTRIBUTIONS

         SECTION 1. INVESTMENT OF FUNDS

Except for Unvested Company Contributions and, subject to Section 4 of Article XVIII, ESOP Contributions attributable to a Participant's Contributions made after June 30, 1984, the amounts in a Participant's Account may be invested on behalf of such Participant in one or more of the following Investment Options, at the Participant's discretion:

         (a) Option A: Cash with Interest. - Cash will be invested in a fixed income account with a bank, insurance company, or an investment adviser registered under the Investment Advisers Act of 1940.

         (b) Option B: Mutual Fund(s). - Cash will be invested in one or more mutual funds approved by the Committee and made available to Participants.

         (c) Option C: A fund comprising a pooled account of Common Stock of the Company.

The amounts credited to a Participant's Account from, subject to Section 4 of
Article XVIII, ESOP Contributions and Unvested Company Contributions attributable to contributions made by or on behalf of Participants after June 30, 1984, shall be invested in the Common Stock fund.

         SECTION 2. INSTRUCTIONS TO THE TRUSTEE

A Participant will instruct the Trustee as to the manner in which his/her contributions in his/her Account, other than Company Contributions and ESOP Contributions, shall be invested in any one or more of the Investment Options in such proportions as he/she sees fit, except that the amounts so specified shall be in whole multiples of one percent (1%). A Participant may likewise instruct the Trustee with respect to the retention or investment of the Vested portion of the Company Contributions subaccount and, pursuant to Section 4 of Article XVIII, the ESOP Contribution subaccount allocated to his/her Account, subject to the same limitations as apply to the investment of the contributions in his/her Account other than Company Contributions.

Investment instructions with respect to the contributions in his/her Account, other than Company Contributions and ESOP Contributions, and with respect to the Vested portion of the Company Contributions and, pursuant to Section 4 of
Article XVIII, the ESOP Contribution subaccount may be different, both as to the kind of investment and as to the relative amounts to be invested in such investments. Subject to Section 4 of Article XVIII, ESOP Contributions subaccount and the Unvested portion of the Company Contributions subaccount attributable to contributions made after June 30, 1984, shall remain invested in the Common Stock fund.

         SECTION 3. TRANSFER TO THE ESOP FEATURE

Any amount of the Participant's Non-ESOP Account invested in the Common Stock fund shall transfer to the Participant's ESOP Account as of the first day of the Plan Year immediately succeeding the Plan Year in which the contributions comprising such amounts invested in the

Common Stock fund were made to the Plan. Notwithstanding the foregoing, any amount in a Participant's Account that is attributable to contributions made to the Plan or a Prior Plan prior to January 1, 2002 and that is invested in the Common Stock fund on December 31, 2001 shall be transferred to the Participant's ESOP Account on January 1, 2002.

         SECTION 4. TRUSTEE OPTIONS

The Trustee is authorized to purchase treasury or authorized but unissued Common Stock of and from the Company, if offered by it, at the applicable fair market value.

         SECTION 5. CHANGING OF INVESTMENTS

As to the investment of contributions with respect to which the Participant has investment discretion, the Participant shall have the right, at any time, to instruct the Trustee to change the amounts to be invested in any Investment Option(s) for all his/her contributions. A Participant shall instruct the Trustee with regard to the investment of any portion of the Participant's Account attributable to Transfer Contributions or Prior Plan Contributions pursuant to this Section 5.

Subject to Section 10 of Article III, Section 8 of Article IV and Section 3 of this Article V, any amount that the Participant chooses to invest in the Common Stock fund, pursuant to this Section 5, shall be held in the Participant's Non-ESOP Account, subject to transfer to the Participant's ESOP Account. Any such amount invested in the Common Stock fund shall transfer to the Participant's ESOP Account as of the first day of the Plan Year immediately succeeding the Plan Year in which the investments were changed into the Common Stock fund. Any amount that the Participant chooses to invest in any Investment Option(s) other than the Common Stock fund, pursuant to this Section 5, shall be held in the Participant's Non-ESOP Account.

All such directions to sell or to redeem securities held in the Participant's Account or to reinvest the proceeds and all changed investment directions shall become effective during the Transaction Period, as such term is defined in
Section 1 of Article XV. All such directions received and completed prior to 4:00 p.m. Eastern Time on a day when both the Trustee and the New York Stock Exchange are open for business shall be effective as of the close of the business day of receipt of such directions. All such directions received and completed after 4:00 p.m. Eastern Time on a day when both the Trustee and the New York Stock Exchange are open for business shall be effective as of the following day when both the Trustee and the New York Stock Exchange are open for business.

         SECTION 6. EARNINGS FROM INVESTMENTS

Except as provided in Section 6 of Article XVIII, earnings from the Investment Options shall be reinvested in the Investment Option producing such earnings.

         SECTION 7. UNINVESTED FUNDS UNDER INVESTMENT OPTIONS

Any funds in the hands of the Trustee as to which the Participant has instructed the Trustee to invest in any given Investment Option but which temporarily remains uninvested may be held by the Trustee in cash. Shares of Common Stock purchased and held under Option C shall be in full shares only, with no fractional shares being purchased or held. Amounts creditable to the Accounts of Participants which cannot be invested in the Option selected because such amounts are insufficient to purchase a full share of Common Stock shall be temporarily held pursuant to this Section 7 as uninvested funds for the benefit of the Account to which such amount is allocable.

         SECTION 8. SELECTION OF INVESTMENT OPTION

The selection of an Investment Option by a Participant will be entirely the responsibility of such Participant. Neither the Trustee, the Committee, the Company, nor any of its personnel shall be empowered to advise a Participant as to the manner in which the amounts credited to any Account shall be invested. The fact that a security is available to Participants for investment under this Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any Investment Option impose any liability on the Trustee, the Committee, the Company, or any of its personnel.

                                   ARTICLE VI
                            VESTING OF CONTRIBUTIONS

         SECTION 1. VESTING OF PARTICIPANT CONTRIBUTIONS

A Participant shall have a nonforfeitable interest in his/her Account balance to the extent that it is attributable to contributions made by him/her or on his/her behalf including (but not limited to) After-Tax Dollar Contributions, and Company Salary Reduction Contributions (but not including Company Contributions), at all times (subject to the terms and conditions of ARTICLES IX and XI), and in all assets in his/her Account attributable thereto.

         SECTION 2. VESTING OF COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

Effective January 1, 2000, Company Contributions and ESOP Contributions, if any, shall become Vested to the Participant on the date such Participant completes three (3) years of Continuous Credited Service (Article II, Section 2). For Participants with three (3) or more years of Continuous Credited Service, Company Contributions and ESOP Contributions will become Vested immediately upon being placed in his/her Account. Notwithstanding the foregoing, a Participant shall at all times be Vested in any earnings and dividends paid on the investments of Unvested Company Contributions and ESOP Contributions held in the Participant's Account. Full (100%) vesting shall also occur upon attainment of the Participant's Normal Retirement Date.

Should a Participant terminate participation in the Plan by reason of any of the following, all Company Contributions and ESOP Contributions will become 100% Vested to the Participant:

         (a)      Total and Permanent Disability

         (b)      Death

         (c) Termination of the Plan, (or partial termination of the Plan if the Participant is affected thereby), or

         (d)      Complete and final discontinuance of Company Contributions.

If a Participant terminates employment at a time when his/her Company Contributions and ESOP Contributions are Unvested, those Unvested contributions shall be forfeited upon the earlier of (i) the distribution to the Participant of the Vested portion of his/her Account or (ii) the close of five consecutive Severance Periods after such termination of employment.

         SECTION 3. VESTING OF RESTORED COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

A Participant who has restored previously forfeited ESOP Contributions or Company Contributions (as described in Section 7 of Article XI) shall have these restored ESOP Contributions and Company Contributions vest provided restoration is made prior to the attainment of five (5) years' Continuous Credited Service by the Participant.

         SECTION 4. VESTING OF PRIOR PLAN CONTRIBUTIONS

Notwithstanding any provision of this Article to the contrary, a Participant shall have a nonforfeitable interest in any portion of his or her Prior Plan Contributions subaccount derived from The Standard Products Company Individual Retirement and Investment Trust Plan or the Siebe Automotive Employees' Profit Sharing Plan.

                                  ARTICLE VII
                                PARTICIPANT LOANS

         SECTION 1. LOAN LIMITATIONS

An Employee who is an active Participant in the Plan may request a loan from the Trust. The amount of the loan, when aggregated with the total outstanding balances of all other loans (including accrued interest thereon) taken by the Participant under this or any other qualified retirement plan sponsored by the Employer may not exceed the lesser of:

         (a) fifty percent (50%) of the Participant's pre-tax Vested account balance as determined as of the date the loan is requested; or

         (b) $50,000.00 reduced by the excess, if any, of the highest outstanding balance of loans during the twelve month period ending on the day before the date a new loan is made over the outstanding balance of such loans on the date such loan was made.

Participant loans shall be considered a directed investment under the Participant's account in a manner consistent with Article V hereof.

         SECTION 2. ESTABLISHMENT OF LOAN PROGRAM

The Plan Administrator shall establish uniform and non-discriminatory practices and policies to be followed in the administration of the loan program. Included in such policies and procedures shall be the following:

         (a) Loans shall be requested through the completion of an application in such form as shall be prescribed by the Plan Administrator. Such application, if received prior to January 1, 2002, shall include procurement of spousal consent in accordance with subsection (i) below.

         (b) Loans shall be made available to all active Participants on a reasonably equivalent basis.

         (c) Loans shall not be made available to highly compensated employees in a percentage amount greater than the percentage amount made available to non-highly compensated employees.

         (d) No loan shall be permitted in an amount less than five hundred dollars ($500.00).

         (e) The term of any loan shall not exceed five (5) years. Any loan shall come immediately due and payable in full in the event of default as described in Subsection (k) below.

         (f) Only one outstanding loan is permitted at any time. Requests for additional loans shall be denied until any outstanding loan has been repaid in full.

         (g) The interest rate for any loan shall be determined by the Plan Administrator. The rate shall be based on the prime interest rate charged by National City Bank to its largest and most creditworthy corporate borrowers.

         (h) Loans shall be amortized in substantially equal payments of principal and interest over the term of the loan. Payments shall be required not less frequently than quarterly. Repayment of loans shall be by payroll deduction. A Participant may repay the outstanding balance of a loan at any time without penalty. Payments of principal and interest shall be allocated directly to and in the same proportion as the investment funds selected by the Participant for investment of his Pre-Tax Dollar Qualifier Contributions to the Plan.

         (i) If the Participant is married and the date a loan is made is prior to January 1, 2002, the loan shall be conditioned on the Participant first obtaining the written consent of his or her spouse to the loan not less than thirty (30) days and not more than ninety (90) days before the date of such loan. The spouse's written consent shall acknowledge an understanding of the effect such loan may have upon future benefits payable under the Plan and be sworn and subscribed before a notary public.

         (j) Each loan shall be evidenced by the borrower's promissory note for the amount of the principal and interest payable to the order of the Trustee. Each loan shall be secured by adequate collateral. Such collateral shall consist of the portion of the Participant's interest in the Plan from which the loan was made, reduced by repayments of principal as such repayments are made (the "Loan Account").

         (k) A loan shall be deemed to be in default upon a Participant's termination of employment for any reason. In addition, a loan shall be considered in default if a Participant fails to make any payment of principal and interest when due.

         (l) In the event a Participant defaults on a loan for a reason other than termination of employment, such participant shall be provided a sixty (60) day period to cure such default. The sixty (60) day period shall begin as of the date of default. In the event such default is not cured within the sixty (60) day period the Plan Administrator shall report the amount of unpaid principal and interest as a "deemed distribution" as described in Internal Revenue Code Section 72(p) and Regulations promulgated thereunder, and shall deduct the unpaid loan amount from the Participant's Loan Account.

         (m) Notwithstanding anything to the contrary above, a Participant who is absent from active employment on an authorized leave of absence may suspend scheduled loan repayments for a period of twelve (12) consecutive months in a manner consistent with Internal Revenue Code Section 72(p) and regulations promulgated thereunder. Failure to make scheduled repayments following expiration of the twelve (12) months suspension period shall be deemed a default in accordance with subsection
                  (k) above. Nothing in the foregoing, however, shall be construed as to allow a Participant to extend the repayment term of any loan beyond five (5) years.

         (n) Participants performing service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) shall be permitted to suspend scheduled repayments for such period of uniformed service in a manner consistent with Internal Revenue Code Section 414(u) and Regulations promulgated thereunder.

         (o) The Plan Administrator may delegate to any person the administration of the participant loan program. All expenses related to the administration of the participant loan program shall be born by those Participants with outstanding loan balances.

                                  ARTICLE VIII
                 APPLICATION OF COMPANY CONTRIBUTIONS FORFEITED

         SECTION 1. APPLICATION OF FORFEITURES

All Company Contributions and ESOP Contributions forfeited in accordance with
Article VI, Section 2 and Article IX, Section 2, shall be used to reduce the Company's subsequent contributions to the Plan. However, such forfeited Company Contributions and ESOP Contributions will be restored to the Participant's Account should the Participant exercise restoration rights as defined in Section 7 of Article XI.

In the event that the Plan is terminated, any forfeitures not previously applied to reduce Company Contributions shall be credited (on the basis of each individual Participant's current year Compensation as a ratio to the total current year Compensation of all Participants) to the Accounts of all Participants entitled to share in the allocation of Company Contributions at the time of such termination.

         SECTION 2. TREATMENT OF FORFEITED SECURITIES

Forfeited securities shall be converted to cash and may be invested by the Trustee; such cash shall be applied to the reduction of the next contribution by the Company.

Upon forfeiture of a portion of the Company Contributions or ESOP Contributions, the Trustee shall sell such amount of the securities allocated to the Participant's Account as may be necessary to effect the forfeiture.

                                   ARTICLE IX
                           WITHDRAWAL OF CONTRIBUTIONS

         SECTION 1. FREQUENCY OF PARTIAL WITHDRAWALS

Subject to the conditions in this Article, Participants may make up to two partial withdrawals from the Plan in each calendar year.

         SECTION 2. TOTAL WITHDRAWAL OF AFTER-TAX DOLLAR CONTRIBUTIONS, COMPANY CONTRIBUTIONS, AND ESOP CONTRIBUTIONS

Except for the Unvested Company Contributions and Unvested ESOP Contributions, a Participant may withdraw the total of After-Tax Dollar Contributions, Company Contributions, ESOP Contributions and earnings attributable thereto allocated to his/her account at any time. However, except for the occurrence of a withdraw event as described in Section 5 of this Article, Company Contributions and ESOP Contributions may not be so withdrawn unless the Participant has been a Participant in the Plan for at least five years. Such total withdrawal will cause a Participant to forfeit the Unvested portion of the Company Contributions and ESOP Contributions to the Account attributable to such After-Tax Dollar Contributions (as defined in Section 3 of Article XI) subject to rights of restoration (as defined in Section 7 of Article XI).

         SECTION 3. PARTIAL WITHDRAWALS OF AFTER-TAX DOLLAR CONTRIBUTIONS, COMPANY CONTRIBUTIONS, AND ESOP CONTRIBUTIONS

Subject to the distribution rules under Article XI, Section 3, a Participant may make partial withdrawals of After-Tax Dollar Contributions and/or corresponding Company Contributions and ESOP Contributions and Account earnings attributable to such contributions, allocated to his/her Account provided such amounts are Vested and are not in excess of the then current market value of the portion of the Account attributable to such contributions. However, except for the occurrence of a withdrawal event as described in Section 5 of this Article, Company Contributions and ESOP Contributions may not be so withdrawn unless the Participant has been a Participant in the Plan for at least five years.

A Participant may make partial withdrawals of his/her After-Tax Dollar Contributions. If the Company Contributions attributable to the withdrawn After-Tax Dollar Contributions are Unvested, such withdrawal may be made in the amount of the Participant's After-Tax Dollar Contributions plus all earnings attributable to such After-Tax Dollar Contributions, but may not exceed the then current market value of the Account (excluding amounts forfeited under Section 2 of this Article) including the then current market value of Unvested Company Contributions and Unvested ESOP Contributions. If the Company Contributions attributable to the amount withdrawn from the Participant's Account are Unvested, the withdrawal will cause the Participant to forfeit a corresponding percentage of Unvested Company Contributions credited to the Account subject to rights of restoration (as defined in Section 7 of Article XI). Partial withdrawals and forfeitures attributable to such withdrawals shall be charged against amounts credited to the Participant's Account on a first-in, first-out basis.

         SECTION 4. PROCEDURE FOR PARTIAL WITHDRAWALS

All partial withdrawals of After-Tax Dollar Contributions shall be paid by the Trustee, at the Participant's option, in cash or securities held for the Account of such Participant.

A Participant shall notify the Trustee of an intention to make a partial withdrawal of the amount credited to the Account, the manner of payment, and, if necessary, directions as to the sale of the securities held in the Account.

         SECTION 5. WITHDRAWAL OF COMPANY SALARY REDUCTION CONTRIBUTIONS, COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

         (a) Withdrawal Events. No amount may be withdrawn by a Participant from Company Salary Reduction Contributions, Company Contributions or ESOP Contributions prior to five years of participating in the Plan, except for the occurrence of hardship (see subsection (b) below) or one of the following events:

                  (i) the Participant's retirement, death, Total and Permanent Disability, or other separation from service;

                  (ii) termination of the Plan without establishment of a successor Plan;

                  (iii)    the Participant's attainment of age 59 1/2;

                  (iv) the sale or other disposition by the Company to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation;

                  (v) the sale or other disposition by the Company of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to Employees who continue employment with the subsidiary.

                  (vi) an Eligible Rollover Distribution by a Distributee to an Eligible Retirement Plan in accordance with the provisions of Article XI, Section 6.

         (b) Hardship Withdrawals. If a Participant requests a hardship withdrawal prior to the occurrence of an event in paragraph
                  (a) above, such request will be approved by the Committee, if, and only if, the purpose of the withdrawal is to meet immediate and heavy financial needs of the Participant,

                  (i)      arising out of one (1) of the following
                           circumstances:

                           (A)      Expenses for medical care described in
                                    Section 213(d) of the Code previously
                                    incurred by the Employee, the Employee's
                                    Spouse, or any dependents of the Employee
                                    (as defined in Section 152 of the

                                    Code) or necessary for these persons to
                                    obtain medical care described in code
                                    Section 213(d);

                           (B) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

                           (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, or the Employee's Spouse, children, or dependents (as defined in code Section 152); or

                           (D) Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence.

                  (ii) For purposes of this clause (ii), a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

                           (A) The distribution is not in excess of the amount of the immediate and heavy financial need of the Employee. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution;

                           (B) The Employee has obtained all distributions, other than hardship distributions, currently available under all plans maintained by the employer (including the election of a cash payment of dividends to the extent available under any plan);

                           (C) The Plan and all other plans maintained by the Company limit the Employee's elective contributions for the next taxable year to the applicable limit under Section 402(g) of the Code for that year minus the Employee's elective contributions for the year of the hardship distribution; and,

                           (D) The Employee is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and Employee contributions to the Plan and all other plans maintained by the Company for at least 12 months after receipt of the hardship distribution.

                  (iii) A withdrawal made on account of hardship may be made only from Company Salary Reduction Contributions of the Participant, and not from earnings credited thereto.

                  (iv) A withdrawal of Company Salary Reduction Contributions will cause the Participant to forfeit the Unvested portion of the Company Contributions attributable to such Company Salary Reduction Contributions.

     SECTION 6. WITHDRAWALS OF PRIOR PLAN CONTRIBUTIONS

         (a) Notwithstanding any other provision of this Article to the contrary, a Participant whose Account includes a Prior Plan Contributions subaccount attributable to Voluntary Participant Contributions made and defined under The Standard Products Company Individual Retirement and Investment Trust Plan may elect to withdraw in cash an amount equal to all or part of such Prior Plan Contributions subaccount. To make a withdrawal under this Subsection (a), the Participant must provide the Committee with written notice 30 days prior to the withdrawal date. A Participant may not make more than one withdrawal under this Subsection in any Plan Year, and in no event, shall any such withdrawal be less than $1000 if the withdrawal is less than the total amount of such Transfer Contributions.

                                   ARTICLE X
                           DESIGNATION OF BENEFICIARY

Each Participant must file with the Committee a written designation of a Designated Beneficiary or Beneficiaries in the form prescribed by the Committee with respect to all or part of the securities and cash held for the Account of such Participant. Such Designated Beneficiary shall be a Participant's Spouse or, if he/she has no Spouse or his/her Spouse consents (in the manner hereinafter described in this Article) to the designation hereinafter provided for in this Article, such person or persons other than, or in addition to, his/her Spouse as may be designated by a Participant as his/her death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Participant, which includes his/her Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Beneficiary), and which is filed with the Committee before the Participant's death. A Spouse's consent required by this Article shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a member of the Committee or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Participant as his/her Designated Beneficiary have ceased to exist, his/her Designated Beneficiary shall be his/her Spouse or, if he/she does not then have a Spouse, the Participant's estate. If a Participant has no Spouse and he/she has not made an effective beneficiary designation pursuant to this Article, his/her Designated Beneficiary shall be his/her estate.

                                   ARTICLE XI
                          DISTRIBUTION OF CONTRIBUTIONS

       SECTION 1. DISTRIBUTION UPON OCCURRENCE OF EVENTS

Subject to the provisions of Sections 3 and 4 of this Article, distributions will be made to a Participant or the Designated Beneficiary, as the case may be, upon the occurrence of the following stated events:

         (a) Termination of a Participant's participation in the Plan, or cessation of the Participant's right to share in the allocation of the Company Contributions or ESOP Contributions made to the Plan (other than a temporary cessation on account of a temporary suspension of Participant contributions), or

         (b)      Termination of the Plan without establishment of a successor
                  Plan, or

         (c) The sale or other disposition by the Company to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation, or

         (d) The sale or other disposition by the Company of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to Employees who continue employment with the subsidiary.

If the present value of any nonforfeitable accrued benefit, at the time of distribution or at the time of any subsequent distribution, exceeds $5,000, such benefit may not be immediately distributed without the consent of the Participant.

       SECTION 2. TERMINATION OF A PARTICIPANT'S PARTICIPATION IN THE PLAN

A Participant's Active Participation in the Plan will be terminated if he/she:

         (a)      Voluntarily elects to withdraw from the Plan,

         (b) Terminates employment from the Company voluntarily or involuntarily,

         (c)      Retires from the Company under one of its retirement programs,

         (d)      Suffers a Total and Permanent Disability,

         (e)      Dies,

         (f) Becomes Vested in all Company Contributions and ESOP Contributions in his/her Account and remains in a job whereby he/she is ineligible to be an active Participant in the Plan.

       SECTION 3. DISTRIBUTION PRIOR TO VESTING OF COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

If a Participant terminates employment with the Company, either voluntarily or involuntarily, before the Company Contributions or ESOP Contributions are Vested the Participant will receive the then current market value of the larger of:

         (a) the Participant's After-Tax Dollar Contributions and Pre-Tax Dollar Qualifier Contributions, plus all earnings (not to exceed the current market value of the entire Account), or

         (b) the current market value of the entire Account less the Unvested Company Contributions and Unvested ESOP Contributions.

If a Participant, who remains an Employee of the Company but is not at least age 59-1/2, voluntarily elects to withdraw from the Plan before any of the Company Contributions or ESOP Contributions are Vested, he/she will receive the amount described above in this Section 3, less the then current market value of his/her Pre-Tax Dollar Qualifier Contributions subaccount. Such Participant shall, upon attainment of age 59-1/2, receive the then current market value of his/her Pre-Tax Dollar Qualifier Contributions subaccount.

       SECTION 4. DISTRIBUTION AFTER VESTING OF COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

Subject to the provisions of Article XI, Section 1, if a Participant terminates employment with the Company after Company Contributions and ESOP Contributions are Vested, the Participant will receive the then current market value of the entire Account when he/she elects to make a voluntary withdrawal.

If a Participant, who remains an Employee of the Company but is not at least age 59-1/2, voluntarily elects to withdraw from the Plan after Company Contributions and ESOP Contributions are Vested, or remains in a job whereby he/she is ineligible to be an active Participant in the Plan, he/she will receive the amount described above in this Section 4, less the then current market value of his/her Pre-Tax Dollar Qualifier Contributions subaccount. Such Participant shall, upon attainment of age 59-1/2, receive the then current market value of his/her Pre-Tax Dollar Qualifier Contributions subaccount. If a Participant who remains employed by the Company and who has attained age 59-1/2, voluntarily elects to withdraw from the Plan after he/she becomes Vested in Company Contributions and ESOP Contributions credited to his/her Account, he/she will receive the entire amount described in this Section 4 as if he/she had terminated employment with the Company.

       SECTION 5. DISTRIBUTION UPON RETIREMENT, DEATH OR DISABILITY

If a Participant dies, retires or suffers a Total and Permanent Disability, the Participant or Designated Beneficiary will receive the then current market value of his/her Account. Distribution will not occur upon retirement or Total and Permanent Disability in the event a Participant elects to defer the commencement of distribution in accordance with Section 6 of this Article.

       SECTION 6. DISTRIBUTION OF ACCOUNTS

         (a) Form of Distribution of Accounts to a Participant During His/Her Lifetime

                           If a Participant terminates participation in the Plan due to a separation from service or, if earlier, age 59 1/2, distribution shall be made, subject to other limitations of this Plan, by one of the following methods as he/she shall elect:

                  (i)      Payment in cash, or

                  (ii) If the Participant has selected an Investment Options that provides for investment in Common Stock:

                           (A)      payment in cash,

                           (B) payment in Common Stock held for the Participant's Account, or

                           (C) a combination of (1) and (2) above at the option of the Participant.

         (b)      Distribution of Cash and/or Securities

                  Distribution of cash and/or Common Stock to a Participant who retires from the Company under one of its retirement programs, who suffers a Total and Permanent Disability, who dies, or who becomes Vested in all Company Contributions and ESOP Contributions in his/her Account and remains in a job whereby he/she is ineligible to be an active Participant in the Plan, shall be made in one of the following forms:

                  (i)      A single distribution to be received within ninety
                           (90) days from the date the Participant terminated participation in the Plan.

                  (ii) Until March 1, 2002, as provided in Appendix A, if elected by the Participant.

                  (iii) For events described in Section 1(c) or 1(d) of this Article, distribution will be made in a lump sum as provided by Section 401(k)(10) of the Code.

                  (iv) Notwithstanding any provision of this Subsection (b) to the contrary, any Participant whose Prior Plan Contributions subaccount includes amounts attributable to The Standard Products Company Money Purchase Pension Plan and Trust For Hourly Employees shall, unless elected otherwise by the Participant (and his or her Spouse) in accordance with applicable law, receive the distribution of the amount in such Prior Plan Contributions subaccount in the form of an immediate Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date or an immediate single life annuity if the Participant is not married on the Annuity starting Date.

                           In the case of a Participant who dies before the Annuity Starting Date, whose Prior Plan Contributions subaccount includes amounts attributable to The Standard Products Company Money Purchase Pension Plan and Trust For Hourly Employees, who was married on the date of the Participant's death, and whose nonforfeitable accrued benefit in his Account has a present value greater than $5,000, a Preretirement Survivor Annuity will be payable to the Surviving Spouse of such Participant with respect to the amount in the Participant's Prior Plan Contributions subaccount attributable to The Standard Products Company Money Purchase Pension Plan and Trust For Hourly Employees, unless the Participant (and his or her Spouse) elects otherwise in accordance with applicable law. The Surviving Spouse may elect to have the Preretirement Survivor Annuity distributed within a reasonable time after the Participant's death and may elect to receive the value of the Participant's Account attributable to the Preretirement Survivor Annuity in any form described in Subsection (a) of this Section.

                           (A) "Annuity Starting Date" means the first day of the first period for which an amount is received as an annuity (whether by reason of normal retirement age or total disability), or in the case of a benefit not payable in the form of an annuity, the first day in which all events have occurred which entitle the Participant to a distribution under the Plan.

                           (B) "Joint and Survivor Annuity" means an immediate annuity for the life of the Participant or, in the case of a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse that is not less than 50% nor more than 100% of the amount of the annuity payable during the joint lives of the Participant and the spouse, and that is the amount of benefit that can be purchased with the Participant's Vested Account. For purposes of Section 6(b)(iv) of this Article, the percentage of the survivor annuity will be 50%.

                           (C) "Preretirement Survivor Annuity" means an annuity for the life of the surviving spouse of the Participant, the actuarial equivalent of which is not less than 50% of the Vested Account of the Participant as of the Participant's date of death, including the proceeds of any life insurance contracts. The Preretirement Survivor Annuity will include the Participant's contributions in the same ratio that the total Participant contributions in the Participant's Account bears to the total Account balance of the Participant. The portion of the Participant's Vested Account that is not payable as a Preretirement Survivor Annuity will be payable to the Participant's designated Beneficiary. The actuarial equivalent of the Preretirement Survivor Annuity will be 50% of the Participant's Vested Account.

                           (D) The payment of benefits, in a form described in this clause (iv), to a Participant or Designated Beneficiary shall be made or shall commence, as the case may be, within a reasonable period of time following the Participant's termination of employment or, in the case of a distribution to a Designated Beneficiary, within one year following the Participant's death. The Participant (or his Designated Beneficiary) may elect to postpone the distribution or the commencement of a distribution described in this Paragraph (iv) until not later than the latest date permitted under the following provisions of this sub-clause (D). Unless a Participant elects to defer benefit payments in accordance with the provisions of this sub-clause (D), under no circumstances shall any method of distribution provide for the commencement of benefit payments more than sixty (60) days subsequent to the last day of the Plan Year in which occurs the later of the Participant's 65th birthday or his actual termination of employment; provided, however, that if the amount of the payment required to commence by such date cannot be ascertained by such date, or if it is not possible to make such payment by such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable. Any Participant and any Designated Beneficiary who is the surviving spouse of a deceased Participant entitled to benefits hereunder may elect to have the payment, or commencement of payment, of such benefits deferred, but in no event shall any such benefit payment begin later than April 1 of the calendar year following the calendar year in which such Participant or Beneficiary attained age 70 1/2. Such deferral can be made by submitting to the Committee a signed written statement describing the benefit and the date on which such payment is to be made or commence. The failure of any Participant or Designated Beneficiary to request such a deferral while any benefit is immediately distributable shall be deemed as an election to defer commencement of the payment of any benefit payment under this Plan.

                                    Notwithstanding anything under this clause
                                    (iv) to the contrary, no method of
                                    distribution, and no deferral, shall provide for a so-called "Interest Option" or extend payments over, or permit a payment to be made after the end of, a period of time which exceeds whichever of the following is applicable:

                                    (1)      In the case of benefits
                                             distributable to a Participant
                                             whose Designated Beneficiary is his
                                             spouse, a specified period not
                                             longer than the joint and last
                                             survivor expectancy of the

                                             Participant and his spouse at the
                                             time benefit payments to the
                                             Participant commence; or

                                    (2)      In the case of benefits
                                             distributable to a Participant
                                             whose Designated Beneficiary is
                                             other than his spouse, a specified
                                             period equal to the life expectancy
                                             of the Participant and Designated
                                             Beneficiary at the time benefit
                                             payments to the Participant
                                             commence; or

                                    (3)      In the case of benefits
                                             distributable to the Designated
                                             Beneficiary of a Participant who
                                             died before payments to him
                                             commenced, a specified period not
                                             longer than the life expectancy of
                                             the Beneficiary at the time benefit
                                             payments commence,

                  Distribution of cash and/or Common Stock to a Participant who voluntarily elects to withdraw from the Plan or terminates employment from the Company, voluntarily or involuntarily, shall be made in a single distribution to be received within ninety (90) days from the date the Participant terminated participation in the Plan.

                  Notwithstanding the foregoing, a Participant who retires from the Company under one of its retirement programs (except a deferred vested pension) may elect to defer the commencement of distribution and remain a Participant in this Plan until no later than April 1 of the calendar year following the calendar year in which he/she attains age 70-1/2.

                  Should the Participant fail to select a form of distribution as previously described, the final distribution will be made in a single distribution as described in Section 6(b)(i) of this Article, in the form of cash.

                  If a Participant should die before the distribution has been made, such distribution shall be made to the Designated Beneficiary in cash.

         (c) Distribution in Case of the Death of a Participant While an Employee

                  In the event of the death of a Participant while an Employee, distribution shall be made in accordance with Article X. Each Designated Beneficiary shall make an appropriate election as provided in Section 6(b) of this Article.

                  If any Designated Beneficiary should die before the final distribution has been made then such final distribution shall be made to the legally appointed representative or representatives of the Designated Beneficiary.

         (d)      Miscellaneous Provisions Relating to Distributions

                  Any distribution to which a Participant or the Designated Beneficiary may be entitled shall have deducted therefrom all incident expenses and/or taxes.

                  The Committee shall be notified upon forms prescribed by it as to all actions which are to be taken under this Section by a Participant or Designated Beneficiary.

                  Unless the Participant elects otherwise, in no event shall any retirement, death, or disability benefit commence later than the sixtieth (60th) day after the latest of the close of the Plan Year in which (i) occurs the date on which the Participant attains the earlier of age 65 or the Normal Retirement Date specified hereunder (if other than 65) (whether or not by reason of reference to the Company's retirement programs), (ii) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates service with the Company.

                  No distribution shall be made to a Participant with an Account balance in excess of $5,000 prior to the Participant's attainment of age 65, unless the Participant consents to such distribution.

         (e)      Provision Pursuant to Code Section 401(a)(9)

                  All distributions required under this Article XI shall be determined and made in accordance with Code Section 401(a)(9) and regulations pertaining thereto, as may be amended or promulgated from time to time.

         (f)      Direct Rollover of Eligible Rollover Distributions

                  This subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection, a Distributee, as defined under paragraph (i)(C) of this subsection, may elect, at the time and in the manner prescribed by the Plan administrator, to have any portion of an Eligible Rollover Distribution as defined under paragraph (i)(A) of this subsection, paid directly to an Eligible Retirement Plan, as defined under paragraph (i)(B) of this subsection, specified by the Distributee in a Direct Rollover, as defined under paragraph
                  (i)(D) of this subsection.

         (i)      Definitions

                  (A) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) over the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and a designated beneficiary or for a specified period of ten years or more; the portion of any distribution that is not includible in gross income; such other amounts specified in

                           Treasury regulations and rulings, notices or announcements issued under Section 402(c) of the Code; and, effective January 1, 1999, any "hardship" distribution (as defined in Code Section 401(k)).

                  (B) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (C) Distributee: A Distributee includes a Participant or the Participant's surviving Spouse or Participant's former Spouse who is the alternate payee under a qualified domestic relations order, as defined in
                           Section 414(p) of the Code.

                  (D) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

       SECTION 7. RESTORATION OF FORFEITED COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

Each Participant who has forfeited any Company Contributions or ESOP Contributions has the right to gain restoration of the forfeited Company Contributions and ESOP Contributions as follows:

         (a) A Participant who (i) terminates participation in this Plan pursuant to Sections 2(a), (b) or (c) of this Article XI, (ii) ceases to be an Employee of the Controlled Group, (iii) forfeits his Unvested Company Contributions and ESOP Contributions pursuant to clause (i) of the third paragraph of
                  Section 2 of Article VI, and (iv) subsequently becomes rehired by the Company, will have the right within the earlier of (A) five years after re-employment or (B) the close of five consecutive Severance Periods commencing after the date of distribution, to restore to the Account the dollar value of the previously forfeited Company Contributions and ESOP Contributions by contributing back to the Account the total lump sum amount (dollar value as of the date of distribution) of the distribution which caused the forfeiture, unless the time period specified in paragraph (b) below has previously expired.

         (b) A Participant who voluntarily elects a complete withdrawal from the Plan and as a result forfeits Unvested Company Contributions, and who subsequently, without any intervening cessation of employment with the Company re-enters the Plan as a Participant, will have the right, within a period beginning on the date he/she again becomes a Participant and ending on the date that the Company Contributions (that were forfeited) would have been Vested in the absence of such withdrawal, to restore to the Account the dollar value of the previously forfeited Company Contributions by contributing to the Account the total lump sum amount (dollar value as of the date of withdrawal) withdrawn which caused the forfeiture.

         (c) A Participant who forfeits Company Contributions as a result of making a partial withdrawal of After-Tax Dollar Contributions will have the right, until the date that the Company Contributions (that were forfeited) would have been Vested in the absence of any withdrawals, to restore to the Account the dollar value of the previously forfeited Company Contributions by contributing to the Account the total lump sum amount (dollar value as of the date of withdrawal) withdrawn which caused the forfeiture.

         (d)      Notwithstanding anything above to the contrary,

                  (i) A Participant may not redeposit any portion of a withdrawal of his/her current year's Participant After-Tax Dollar and/or Pre-Tax Dollar Qualifier Contribution since there will have been no forfeiture of Company Contributions or ESOP Contributions associated with such withdrawal,

                  (ii) A Participant may not redeposit any sum greater than the amount of After-Tax Dollar Contributions and/or Pre-Tax Dollar Qualifier Contributions required to restore the forfeited Company Contributions and ESOP Contributions, and

                  (iii) A Participant may not redeposit any portion of a withdrawal into his/her Pre-Tax Dollar Qualifier subaccount.

       SECTION 8. DETERMINATION OF VALUE

Determinations of value hereunder shall be made pursuant to an annual valuation by the Trustee at the fair market value as of the close of business on the annual valuation date to be established by the Trustee. If no such date is established, the annual valuation date shall be the last day of the Plan Year. Interim valuations, or partial valuations of one or more of the investment funds, may occur upon the direction of the Committee. The then current value of a Participant's Account, or any part thereof, as of any date, shall be determined by reference to the valuation (whether or not the annual valuation) coincident with or last preceding the date as of which such Account is to be valued.

                                  ARTICLE XII
                         MAXIMUM CONTRIBUTION LIMITATION

       SECTION 1. PROVISION PURSUANT TO CODE SECTION 415(c)

         (a) Notwithstanding any other provision of the Plan, the maximum annual addition (as defined in Subsection (b) of this Section) to a Participant's Account (and to any Account for him/her under any other defined contribution plan, whether or not terminated, maintained by any Controlled Group Member) shall in no event exceed the lesser of (1) $30,000 (as adjusted, effective January 1, 1995, pursuant to Section 415(d) of the
                  Code), or (2) twenty-five percent (25%) of the Participant's Compensation.

         (b) For purposes of this Article XII, "Compensation" shall mean compensation within the meaning of Section 415(c)(3) of the Code and the regulations thereunder. For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in this Section, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

         (c) For the purpose of this Section, the term "annual addition" means the sum for any Plan Year (which shall be the limitation year) of:

                  (i) all contributions made by the Controlled Group which are allocated to the Participant's Account pursuant to a defined contribution plan maintained by a Controlled Group Member,

                  (ii)     all contributions made by the Participant, and

                  (iii) all forfeitures allocated to the Participant's Account pursuant to a defined contribution plan maintained by an Controlled Group Member.

                  (iv) all amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

                  The annual addition for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as an annual addition.

         (d) For purposes of this Article, the definition of "Controlled Group" set forth in paragraph (14) of Article I shall be modified as provided by Code Section 415(h).

         (e) If, except for the application of paragraph (a) of this Section, a Participant's annual addition (as defined in paragraph (c) of this Section, for a Plan Year would exceed the limitations of such paragraph (a) as a result of (i) the allocation of forfeitures, (ii) a reasonable error in estimating the Participant's Compensation, (iii) a reasonable error in determining the amount of Company Salary Reduction Contributions that may be made with respect to the Participant under the limitation of this Section, or (iv) other facts and circumstances which the Commissioner of Internal Revenue finds justify application of the following rules of this paragraph, contributions (if any), made by the Participant for such year which constitute part of the annual addition (together with any gains attributable thereto), shall be returned to him/her to the extent necessary to effectuate such reduction and if the return of all such contributions is not sufficient to effectuate such reduction, the Company Contributions allocated to such Participant's Account for such year shall, to the extent necessary to effectuate such reduction, be held by the Trustee in a suspense Account and shall be used to reduce Company Contributions for the next year (and succeeding years, as necessary) for such Participant as such Participant is covered by the Plan at the end of any such year; and if he/she is not covered by the Plan at the end of any such year, such Company Contributions held by the Trustee in such suspense Account shall be allocated and reallocated to the Accounts of other Participants, except that no such allocation or reallocation shall cause the limitations of paragraph (a) of this Section to be exceeded for any such other Participant for such year. The provisions of the immediately preceding sentence relating to Company Contributions shall first be applied to Company Salary Reduction Contributions under this Plan and thereafter, if and to the extent necessary, to other Company Contributions. Investment gains and losses shall not be allocated to the suspense Account during the period such suspense Account is required to be maintained pursuant to this paragraph (e). In the event of termination of the Plan, any then remaining balance of the suspense Account, to the extent it may not then be allocated to Participants, shall revert to the Company.

                                  ARTICLE XIII
                           TOP-HEAVY PLAN REQUIREMENTS

       SECTION 1. DEFINITIONS

For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:

         (a) Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

         (b) Compensation: All remuneration of any Employee from the Company, excluding, however, any amounts in excess of the amount prescribed pursuant to Section 401(a)(17) of the Code, as amended, or such amount as the Secretary of the Treasury shall prescribe from time to time. For purposes of determining the Top Heavy minimum contributions, pursuant to Section 5 of this Article XIII, Compensation is defined pursuant to Article XII, Section 1(b) of this Plan. For purposes of determining a Key Employee, Compensation is defined pursuant to Article XII,
                  Section 1(b) of this Plan, plus amounts pursuant to Section 402(e)(3) of the Code.

         (c) Defined Benefit Plan: A qualified Plan which is not a Defined Contribution Plan.

         (d) Defined Contribution Plan: A qualified Plan which provides for an individual Account for each Participant, and for benefits based solely on the amount contributed to the Participant's Account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to the Participant's Account.

         (e) Determination Date: For any Plan Year, the last day of the immediately preceding Plan Year.

         (f) Former Key Employee: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his/her Beneficiary in the event of his/her death.

         (g) Key Employee: An Employee or former Employee who is or was a Participant and who, at any time during the current Plan Year or any of the four preceding Plan Years, is (i) an officer of a Company, (as the term "officer" is limited in Section 416(I)(l)(A) of the Code), having an annual Compensation greater than fifty percent (50%) of the amount in effect under
                  Section 415(b)(1)(A) of the Code for any such Plan Year; (ii) one of the ten (10) Employees having annual Compensation from the Company of more than the limitation in effect under
                  Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in a Company, (iii) a five percent (5%) owner (as such term is defined in Section 416(I)(1)(B)(I) of the Code) or (iv) a one percent (1%) owner (as such term is defined in Section 416(I)(1)(B)(ii) of the Code) having an annual Compensation of more than

                  $150,000. For purposes of clause (ii) of this paragraph (g), if two Employees have the same interest in a Company, the Employee having greater annual Compensation from the Company shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his/her death.

         (h) Non-Key Employee: An Employee or former Employee who is not a Key Employee. Such term shall also include his/her Beneficiary in the event of his/her death.

         (i) Permissive Aggregation Group: The group of qualified plans of the Company consisting of:

                  (i)      the plans in the Required Aggregation Group; plus

                  (ii) one (1) or more plans designated from time to time by the Defined Contribution Plan Committee that are not part of the Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.

         (j) Required Aggregation Group: The group of qualified plans of the Company consisting of,

                  (i)      each other Plan in which a Key Employee participates;
                           plus

                  (ii) each Plan which enables a Plan in which a Key Employee participates to meet the requirements of
                           Section 401(a)(4) or 410 of the Code.

         (k) Top-Heavy Account Balance: A Participant's (including a Participant who has received a total distribution from this
                  Plan) or a Beneficiary's aggregate balance standing to his/her Account as of the valuation date coinciding or immediately preceding the Determination Date as adjusted by the amount of any Company Contributions or ESOP Contributions made or due to be made after such valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Code, provided, however, that (I) such balance shall include the aggregate distributions made during the five (5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated Plan which if it had not been terminated would have been included in a Required Aggregation Group) and (ii) with respect to any Plan Year beginning after December 31, 1984, if an Employee or former Employee has not performed any service for any Company maintaining the Plan at any time during the five (5) year period ending on the Determination Date, his/her Account (and/or the Account of his/her Beneficiary) shall not be taken into account.

         (l) Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution

                  Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all Employees in such plans.

         (m)      Top-Heavy Plan: See Section 2.

       SECTION 2. DETERMINATION OF TOP-HEAVY STATUS

         (a) Except as provided by paragraph (b) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

                  (i) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of former Key Employees; or

                  (ii) if the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.

         (b) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under paragraph (a) of this Section.

         (c) Solely for the purpose of determining if the Plan, or any other Plan included in a required Aggregation Group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of a Non-Key Employee shall be determined under (I) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Controlled Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

         (d) If the Plan is included in a Required Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Paragraph (a)(ii) of this Section.

       SECTION 3. TOP-HEAVY PLAN REQUIREMENTS

Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984, the Plan shall then satisfy the following requirements for such Plan Year:

         (a)      The minimum vesting requirement as set forth in Section 4.

         (b)      The minimum contribution requirement as set forth in Section
                  5.

         (c) Section 1(b) of this Article shall apply for all purposes of the Plan.

       SECTION 4. MINIMUM VESTING REQUIREMENT

For purposes of this Article XIII, an Employee, who has completed at least three
(3) or more years of service, shall have a nonforfeitable right to 100 percent (100%) of his/her accrued benefit derived from Company Contributions and ESOP Contributions. The vesting schedule described in the immediately preceding sentence (the "Top-Heavy Schedule") shall cease to be applicable when the Plan ceases to be a Top-Heavy Plan, provided that

         (a) the Company contributions and ESOP Contributions that become nonforfeitable pursuant thereto before the Plan ceases to be a Top-Heavy Plan shall remain nonforfeitable, and

         (b) each Participant having at least three years of Continuous Credited Service shall have the right to elect (within the election period hereinafter described) to continue to have his nonforfeitable percentage computed under the Top-Heavy Schedule. The election period shall begin on the date the Top-Heavy Schedule becomes inapplicable and shall end no later than the later of

                  (i) the day which is 60 days after the day the Top-Heavy Schedule becomes inapplicable, and

                  (ii) the date which is 60 days after the Participant is issued written notice of the cessation by the Company or Plan administrator.

       SECTION 5. MINIMUM CONTRIBUTION REQUIREMENT

If the Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984:

         (a) Each Non-Key Employee who is eligible to share in any Company Contribution or ESOP Contributions for such Plan Year (or would have been eligible to share in any such Company Contribution or ESOP Contributions if a Salary Reduction Contribution had been made for him/her during such Plan Year) shall be entitled to receive an allocation of such Contribution which is at least equal to three percent (3%) of his/her Compensation for such Plan Year.

         (b) The percentage minimum contribution requirement set forth in paragraph (a) above with respect to a Plan Year shall not exceed the percentage at which Company Contributions and ESOP Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year. The determination referred to in the immediately preceding sentence shall be determined for each Key Employee by dividing the Company Contribution and ESOP Contributions allocated to such Key Employee in that Plan Year by such Key Employee's Compensation for such Plan Year. However, in determining the percentage at which contributions are made for the Key Employee with the highest percentage, elective contributions on behalf of Key Employees are taken into account.

         (c) The percentage minimum contribution requirement set forth in paragraph (a) above may also be reduced in accordance with
                  Section 6(b).

         (d) For the purpose of paragraph (b) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such Plan in the Required Aggregation Group if that Plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

       SECTION 6. COORDINATION WITH OTHER PLANS

         (a) In applying this Article XIII, a Company and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

         (b) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Company provides contributions or benefits on behalf of Participants in this Plan, such other Plan(s) shall be taken into account in determining whether this Plan satisfied Section 3; and, the minimum contribution required for a Non-Key Employee in this Plan under Section 5 of this Article will be eliminated if the Company maintains another qualified Plan under which such minimums are required to be provided.

         (c) In the event a Defined Benefit Plan maintained by the Company provides benefits on behalf of Participants in this Plan, the provisions contained in subsection (d) of this Section shall be applied in order to preclude either required duplication or inappropriate omission of minimum benefits or contributions.

         (d) Each Non-Key Employee for whom a minimum contribution is required under Section 5 of this Article and for whom a minimum benefit is required under a Defined Benefit Plan maintained by the Company shall be provided with the minimum benefit under the Defined Benefit Plan(s) and shall not be provided with such minimum contribution under this Plan.

       SECTION 7. ACTUARIAL ASSUMPTIONS

For purposes of this Article, the actuarial assumptions which shall be used are attached to the Defined Benefit Plan of the Company called "Cooper Tire & Rubber Company Salaried Employees' Retirement Plan" as Exhibit C.

       SECTION 8. CONSTRUCTION

The term "present value of accrued benefits" as used in this Article shall in all appropriate cases include Account balances of affected Employees.

                                  ARTICLE XIV
                           ADMINISTRATION OF THE PLAN

       SECTION 1. DEFINED CONTRIBUTION PLAN COMMITTEE

The Plan shall be administered by the Defined Contribution Plan Committee which shall be appointed by the Board of Directors of the Company.

The Committee shall consist of at least three (3) members who shall be designated from time to time by the Board of Directors of the Company, and shall act by at least a majority of members.

The Committee, by a majority vote of its members, shall appoint a Plan Administrator, Chairman and Secretary. The Plan Administrator as appointed by the Committee shall be the "Named Fiduciary" of the Plan with respect to administrative matters, and the Trustee shall be the "Named Fiduciary" with respect to the handling of Plan assets.

The Board of Directors shall, from time to time, notify the Trustee of the number and the identity of the members of the Committee and the Trustee shall be entitled to rely upon such notices.

       SECTION 2. ADMINISTRATION OF THE PLAN BY THE COMMITTEE

The Committee shall adopt such uniform and nondiscriminatory administrative regulations under the Plan as it shall deem to be necessary or appropriate for the efficient administration of the Plan.

The Committee shall have sole and absolute discretion to interpret the provisions of the Plan or Trust Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan or Trust Agreement), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and factual or other findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

         (a) to resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

         (b) to determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

         (c) to conduct the review procedure specified in Section 3 of this Article.

All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 3 of this Article.

       SECTION 3. FIDUCIARY PROVISIONS

         (a)      Named Fiduciaries

                  Among the named fiduciaries under the Plan shall be the Company, the Plan Administrator, the Committee, the Trustee and the investment advisors or insurance companies, each of which shall have such powers, duties, responsibilities and authority as shall be specified in the Plan or trust agreement entered into for the purpose of managing the trust fund, subject to any delegation thereof as provided in the Plan or such trust agreement. Any other person, entity, committee, board, department, office, or identifiable part of any legal entity may be designated by the Company as a named fiduciary by an instrument signed by the Company, delivered to such designated named fiduciary and to the Trustee and accepted in writing by the designated named fiduciary. Any such designation may be terminated at any time by the Company or by such named fiduciary by written notice delivered to the other of them and to the Trustee.

         (b)      Liability of Fiduciaries

                  To the extent permitted by law, (I) neither the Company nor any director, officer, or Employee shall be personally liable upon any contract or other instrument made or executed by him/her or it or in his/her or its behalf in the administration of the Plan or the trust fund; (ii) neither the Company nor any director, officer, or Employee who is a fiduciary shall be liable for the neglect, omission or wrongdoing of any other fiduciary; (iii) the Company, person, Committee or board and each member thereof to whom the Company delegates (or the Plan or trust agreement assigns) any duty with respect to the Plan or trust fund, may rely and shall be fully entitled to act upon the advice of counsel, who may be of counsel for the Company, and upon the opinion, certificate, valuation, report, recommendation or determination of an actuary appointed by the Company to assist in the operation of the Plan; (iv) the Company and each director, officer, or Employee who is a fiduciary shall be solely responsible for his/her own acts or omissions; and (v) if any responsibility of the Company or of a director, officer, or Employee who is a fiduciary is allocated to any other person or if a person is designated to carry out any responsibility in accordance with the provisions of the Plan or trust agreement, then such fiduciary shall not be responsible for any act or omission of such person in carrying out such responsibility.

         (c)      Delegation of Fiduciary Duties

                  The Company may delegate to any person, entity, committee, board, department, office, or identifiable part of any legal entity any one or more powers, functions, duties or responsibilities with respect to the Plan or the trust fund, provided that no such power, function, duty or responsibility which is assigned to a fiduciary

                  (other than the Company) pursuant to some other Section of the Plan or the trust agreement shall be so delegated without the written consent of such fiduciary.

                  Any delegation pursuant to the preceding provisions: (I) shall be signed by the Company and be delivered to and accepted in writing by the delegatee, (ii) shall contain such provisions and conditions relating to such delegation as the Company deems appropriate, (iii) may be amended from time to time by written agreement signed on behalf of the Company and the delegatee and (iv) may be revoked (in whole or in part) at any time by written notice from the Company delivered to the delegatee or from the delegatee to the Company.

         (d)      Personal Liability of Non-Fiduciaries

                  Except for gross neglect or malfeasance, no non-fiduciary officers, directors or Employees of the Company shall be personally liable for acts done hereunder or related hereto, or for the making, retention or sale of any contract or contracts made as herein provided, or for the failure to invest or reinvest any funds or for any loss to or diminution of the trust fund, nor shall any of them be personally liable for or answerable to any Participant or any other person in connection with any exercise of discretion under the terms of this instrument relating to the payment or non-payment of benefits.

         (e)      Defense of Fiduciaries and Non-Fiduciaries

                  The Company shall, at its expense, defend or provide for the defense of any or all fiduciary or non-fiduciary officers, directors or Employees of the Company against any such claims, allegations, suits, or charges relating to or incidental to this Plan, and shall continue to do so in any given cases, unless and until it shall clearly appear that gross neglect or malfeasance is involved in any such particular case.

         (f)      Claims for Benefits

                  Claims for benefits from this Plan shall be submitted to the designated representative of the Defined Contribution Plan Committee on such forms as may be designated by the Defined Contribution Plan Committee.

         (g)      Appeals Procedure

                  (i) If a claim is wholly or partially denied, notice of the decision, as provided in this Section, shall be furnished to the claimant within ninety (90) days after receipt of the claim by the Plan unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of ninety
                           (90) days.

         (ii) The Committee shall provide to every claimant who is denied a claim for benefits written notice stating:

                  (A)      The specific reason or reasons for the denial;

                  (B) Specific reference to pertinent Plan provisions on which the denial is based;

                  (C) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (D) Appropriate information as to the steps to be taken if the Participant or beneficiary wishes to submit his or her claim for review.

         (iii) The claimant may, within ninety (90) days after receipt of written notification of denial of a claim, file with the Plan Administrator an appeal in writing for review of denial of benefits. A claimant or his or her duly authorized representative may review all pertinent documents. In considering any appeal pursuant to this Section 3(g), the Plan Administrator shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Committee under Section 2 hereof. The Plan Administrator shall render its decision within 60 days after receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision shall be in writing and shall include specific reasons for the decision including specific references to the pertinent Plan provisions on which the decision is based.

         (iv) If decisions are not furnished to the claimant within the time limits provided in this Section, the claim shall be deemed to have been denied.

         (v) Exhaustion of the remedies provided in this Section shall be a prerequisite to the bringing of any other action, formal or informal for benefits under the Plan.

       SECTION 4. DESIGNATION OF TRUSTEE

In order to implement the Plan, the Company will enter into a trust agreement with the Trustee to the end that the contributions of the Participants and the contributions of the Company shall be invested in accordance with the provisions of this Plan and shall be held in Trust for the exclusive benefit of the Participants or their Designated Beneficiaries.

The Company may, without further reference to or action by any Participant, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said trust agreements or said further agreements as it may be necessary or desirable to carry out the Plan, may from time to time designate a successor Trustee or successor Trustees, or may take such other steps to execute such other instruments as it may deem necessary or desirable to put the Plan into effect or to carry out the provisions thereof.

       SECTION 5. ACTION BY THE COMPANY

Any action by the Company under this Plan shall be made pursuant to authorization of its Board of Directors.

       SECTION 6. DELEGATION OF TRUSTEE'S FUNCTIONS

The Trustee and the Committee may, by agreement in writing, arrange for the delegation by the Trustee to the Company of any of the functions of the Trustee, except the custody and distribution of assets, the voting of Common Stock held by the Trustee, and the purchase and sale or redemption of securities.

       SECTION 7. DUTIES OF THE TRUSTEE

The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other Transactions.

The Trustee shall annually, following the close of each Plan Year, revalue and adjust each Participant's Account at its current market value at the end of the Plan Year.

The Trustee shall furnish at least quarterly to each Participant a statement showing the status of his/her Account under the Plan. This statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee within thirty (30) days after receipt of such statement by the Participant.

       SECTION 8. ACCOUNTS OF THE TRUSTEE

The annual financial statement of the Plan shall be audited annually by auditors selected by the Company.

       SECTION 9. RECORDS

The records of the Trustee, Committee and the Company shall be conclusive with respect to all matters involved in the administration of this Plan.

       SECTION 10. VOTING OF COMMON STOCK

         (a) Each Participant shall have the right to direct the Trustee as to the manner in which voting rights with respect to whole and fractional shares of Common Stock held in the Participant's Account shall be exercised.

         (b)      In order to implement the voting rights granted in this
                  Section 10 of Article XIV, the Company shall furnish to the Trustee such information as will be distributed to shareholders of the Company in connection with each such vote and a form for the use by Participants in directing the Trustee as to the manner in which voting rights shall be exercised (the "Documents"), in quantities approximately equal to the number of Participants holding shares of Common Stock in Accounts at the time of such distribution. The Trustee shall use its best efforts to distribute or cause to be distributed to each Participant the Documents as soon as practicable following the furnishing of the Documents to the Trustee. The Trustee will follow the written directions of each Participant with respect to the voting of the whole and fractional shares of Common Stock held in such Participant's Account, provided that such written directions are received by the Trustee by the close of business two (2) days prior to the time such shares must be voted. Any such written direction by a Participant to the Trustee shall be effective as of the date such direction is received by the Trustee. Each Participant shall be permitted to revoke or change such direction, provided such revocation or change is received in writing by the Trustee by the close of business two (2) days prior to the time such shares of Common Stock must be voted.

         (c) In the absence of written direction from a Participant in accordance with this Section 10(b) of Article XIV, the Trustee shall vote all whole and fractional shares of Common Stock held in such Participant's Account in the same manner in which the Trustee is directed by Participants, pursuant to Section 10(b) of this Article XIV, to vote the majority of the aggregate shares of Common Stock held in such Participants' Accounts.

         (d) The right granted to each Participant pursuant to this Section 10 of Article XIV to direct the manner in which whole and fractional shares of Common Stock allocated to such Participant's Account are voted, and the provisions instructing the Trustee regarding the manner in which voting rights with respect to such whole and fractional shares shall be exercised in the absence of written directions from a Participant, shall include the manner in which the rights with respect to corporate action by shareholder consent is exercised.

         (e) The Designated Beneficiary of each Participant shall be entitled to receive all distributions of Documents and to exercise all of the rights granted to each such Participant pursuant to this Section 10 of Article XIV in the event of the death of such Participant.

       SECTION 11. NOTICES

All notices, reports and statements given, made, delivered or transmitted to a Participant shall be duly given, made, delivered or transmitted as the Committee may deem appropriate.

All directions, notices and other communications from Participants to the Committee shall be in such form as may be prescribed by the Committee.

Such written directions, notices and other communications shall be mailed by first class mail or delivered to the secretary of the Committee and shall be deemed to have been given when received by the secretary or his/her duly authorized representative.

       SECTION 12. COSTS AND EXPENSES

Except as provided in Article XV Section 3 with respect to transaction expenses, all costs and expenses incurred in the administration of the Plan shall be paid by the Company; provided, however, that any taxes which may be imposed on the income or the assets of the trust shall be paid out of the assets in the hands of the Trustee and shall be charged ratably against the Accounts of the Participants. Notwithstanding the foregoing, any taxes incurred by reason of specific investments or Transactions shall be charged against those Accounts of the Participants which were involved in such investments or Transactions on the basis of the respective interests of such Accounts in the investments or Transactions generating such tax liability.

       SECTION 13. MISCELLANEOUS

The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, to the extent those laws have not been superseded by Federal law (which shall otherwise apply).

Participation in the Plan by a Participant shall in no way affect any of the Company's rights to assign such Participant to a different job or position; to change his/her title, authority, duties or rate of Compensation, or to terminate his/her employment.

The headings and captions contained in this document are for convenience of reference only, and are not deemed to constitute a part of the Plan.

Should any provision (or part of any provision) of this Plan be determined by a court of competent jurisdiction to be contrary to law or unenforceable as a matter of public policy, such provision shall be considered severable, and this Plan shall be considered not to include the provision in issue. The Plan shall be construed by the Committee, by the Plan Administrator, and all other persons relying on this document as though such provision (or part thereof) did not exist, and the Plan shall be applied and enforced in the manner determined by the Plan Administrator to be most nearly consistent with the deleted provision as is permissible under law and public policy.

In the event that any benefit payable under this Plan is payable to or for the benefit of a minor, an incompetent person, or other person incapable, of receipting therefor, such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Committee, the Plan Administrator, the Company and all other parties with respect thereto.

In the event that any benefit payable under this Plan to any Participant, Designated Beneficiary, or estate of the Participant cannot be paid because the proper payee cannot be located or identified by the Trustee, such benefit shall be deemed forfeited thirty-six (36) months from the date on which the Trustee or Plan Administrator first attempted to locate such payee, provided, however, that upon presentation by such proper payee of a subsequent claim for such forfeited benefit, the full amount of the forfeited benefit shall be restored.

In the event of the merger or consolidation of this Plan (or any part thereof) into any other Plan, or the transfer to or from this Plan of any of the assets held for the benefit of Participants and Designated Beneficiaries, each Participant and Designated Beneficiary affected by such merger, consolidation or transfer shall have an accrued benefit in the surviving or transferee Plan (determined as if such Plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than his/her accrued benefit to which he/she would have been entitled, had the Plan been terminated immediately prior to the occurrence of such merger, consolidation or transfer.

Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Committee, the Committee may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant's right to change his contribution election, a Participant's right to change his investment election and a Participant's right to borrow or withdraw from his Account or obtain a distribution for his Account.

       SECTION 14. TENDER AND EXCHANGE OFFERS

Notwithstanding any other provision contained herein to the contrary (including, without limitation, the provisions of Article XV), in the event the Trustee receives (I) any tender offer which is subject to Section 14(d)(l) of the Securities Exchange Act of 1934, as amended from time to time, and to regulations promulgated thereunder, or (ii) any other offer or option to buy or exchange more than thirty percent (30%) of the outstanding shares of Common Stock, the provisions of this Section 14 of Article XIV shall apply.

         (a) Each Participant shall have the right to direct the Trustee as to whether to tender and sell or exchange pursuant to such offer any whole and fractional shares of Common Stock held in the Participant's Account.

         (b)      In order to implement the rights granted in this Section 14 of
                  Article XIV, the Company shall furnish to the Trustee such information as may be distributed by it to shareholders of the Company in connection with each such offer (the "Tender Documents"), in quantities approximately equal to the number of Participants holding shares of Common Stock in Accounts at the time of such distribution. The Trustee shall use its best efforts to distribute or cause to be distributed to each Participant the Tender Documents together with all other materials that the Trustee receives as a shareholder from any other party with respect to such offer

                  (the "Additional Tender Documents") and a form prepared by the Trustee for the use by Participants in directing the Trustee as to whether or not shares of Common Stock in the Participants' Accounts shall be tendered and sold or exchanged as soon as practicable following the furnishing of the Tender Documents and Additional Tender Documents to the Trustee. The Trustee will follow the written directions of each Participant with respect to the tender, and sale or exchange if the tender is accepted, of the whole and fractional shares of Common Stock held in such Participant's Account, provided that such written directions are received by the Trustee by the close of business two (2) days prior to the time such shares must be tendered. Any such written direction by a Participant to the Trustee shall be effective as of the date such direction is received by the Trustee. Each Participant shall be permitted to revoke or change such direction, provided such revocation or change is received in writing by the Trustee by the close of business two (2) days prior to the time such shares of Common Stock must be tendered. The Trustee shall tender all shares of Common Stock as to which valid and timely directions to do so have been received by it and have not been subsequently timely revoked prior to the expiration date of the offer to which the directions relate, and, to the extent the tender is accepted, the shares so tendered shall be sold or exchanged as soon as practical thereafter. Each Participant may direct the Trustee to withdraw any shares of Common Stock in the Participant's Account which were previously tendered, and the Trustee shall withdraw such shares of Common Stock prior to the withdrawal date of the offer, provided such direction is received in writing by the Trustee by the close of business two (2) days prior to the withdrawal date of the offer. Any and all directions given to the Trustee by any Participant pursuant to this Section 14 of Article XIV shall remain in the strict confidence of the Trustee.

         (c) In the absence of written direction from a Participant in accordance with Section 14(b) of Article XIV, the Trustee shall tender, and sell or exchange in the event the tender is accepted, at the times provided in Section 14(b) of Article XIV, all whole and fractional shares of Common Stock held in such Participant's Account only if the Trustee is directed by Participants, pursuant to Section 14(b) of Article XIV, to tender and sell or exchange the majority of the aggregate shares of Common Stock held in such Participants' Accounts.

         (d) The Designated Beneficiary of each Participant shall be entitled to receive all distributions of Tender Documents and Additional Tender Documents and to exercise all of the rights granted to each such Participant pursuant to this Section 14 of Article XIV in the event of the death of such Participant.

         (e) The price at which sales of the Company's Common Stock in accordance with this Section 14 of Article XIV pursuant to a tender or exchange offer described herein shall be credited to the Participants' Accounts shall be the price paid in connection with the tender or exchange offer. Shares of Common Stock sold in accordance with this Section 14 of Article XIV pursuant to a tender or exchange offer described herein shall not be considered in computing weighted average price under
                  Section 2 of Article XV. The cash proceeds from the sale or exchange of any shares of Common Stock tendered and sold or exchanged pursuant to this Section 14 of Article XIV shall be invested in accordance with the terms of the Plan. If, as a result of a tender and sale or exchange, the Trustee receives securities or other property, such securities or property shall be held or reinvested in accordance with the terms of the Plan. Any shares of Common Stock tendered or offered but not purchased or exchanged shall be held or reinvested by the Trustee in the trust created under this Plan in accordance with the terms of the Plan.

         (f) Transactions in the Company's Common Stock pursuant to a tender or exchange offer in accordance with this Section 14 of
                  Article XIV need not be made through the facilities of the New York Stock Exchange.

         (g) The Account of each Participant for whom the Trustee has sold or exchanged shares of Common Stock in connection with any tender offer or exchange offer described in this Section 14 of
                  Article XIV shall be charged with a pro rata share of all expenses incurred by the Trustee in all sales or exchanges pursuant to such offer.



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

                                   ARTICLE XV
                       SECURITIES TRANSACTIONS BY TRUSTEE

       SECTION 1. TRANSACTION PERIOD

For convenience in administration, the Committee and the Trustee shall establish a period for (a) the purchase and sale of Mutual Fund shares or the Company's Common Stock, or (b) the deposit and withdrawal of Cash with Interest, which shall be known as a Transaction Period. The Transaction Period shall commence at 4:00 p.m. Eastern Standard Time or Eastern Daylight Time on a day when both the Trustee and the New York Stock Exchange are open for business and shall end at 4:00 p.m. Eastern Standard Time or Eastern Daylight Time on the next succeeding day when both the Trustee and the New York Stock Exchange are open for business. All purchases and sales of the Company's Common Stock or Mutual Fund shares or the deposit and withdrawal of Cash With Interest made by the Trustee during the Transaction Period shall be in accordance with the instructions and directions of the Participants (or of the Company as to purchases of the Company's Common Stock with amounts to be credited to a Participant's Account from ESOP Contributions and Company Contributions attributable to Participant's Contributions made after June 30, 1984) which are received during a Transaction Period. The Trustee shall not be required to respond to any subsequent instruction or direction received during any Transaction Period until the next succeeding Transaction Period.

       SECTION 2. POOLED ACCOUNT FOR SECURITIES TRANSACTIONS

The transaction price for purchases and sales of Company Common Stock shall be determined based upon the closing price of the Company's Common Stock on the New York Stock Exchange on day when both the Trustee and the New York Stock Exchange are open for business, times the total number of shares of the Company's Common Stock in the Common Stock pooled account, plus uninvested cash and accrued income, divided by the number of shares in the Common Stock pooled account.

The transaction price for purchases and sales in each of the Mutual Funds shall be determined based upon the closing price of each such Mutual Funds on a day when both the Trustee and the New York Stock Exchange are open for business, times the total number of shares in each such Mutual Funds pooled account, plus uninvested cash and accrued income; divided by the total number of shares of each such Mutual Funds pooled account.

Purchases and sales of the Cash with Interest Investment Option shall be charged or credited on the basis of actual purchase or sale prices for the particular transaction.

       SECTION 3. ALLOCATING TRANSACTION EXPENSE

Each Participant's Account for whom the Trustee has sold and/or purchased shares in one or more of the Investment Options available in the Plan pursuant to the Participant's specific investment directions shall be charged for the expenses incurred by the Plan in the exercise of the Participant's specific investment option direction.


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

       SECTION 4. REGISTRATION OF SECURITIES

Securities held by the Trustee may be registered in the name of the Trustee or its nominee.

       SECTION 5. MISCELLANEOUS

The Trustee shall invest in the Company's Common Stock Investment Option, the Cash With Interest Investment Option, or Mutual Fund Investment Option as promptly as practicable after the receipt of contributions. Contributions temporarily held for investment in one of the Investment Options shall be invested by the Trustee in a short term fund approved by the Committee. All Transactions in the Company's Common Stock shall be made through the facilities of the New York Stock Exchange except for the purchase of stock from the Company as provided in Section 4 of Article V.

                                  ARTICLE XVI
                                  ASSIGNABILITY

It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that, except as provided in a qualified domestic relations order as defined in Section 414(p) of the Code, no right or interest of any Participant in the Plan or in the Account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by the way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, but excluding the consequence of death, or mental incompetency, and no right of interest of any Participant of the Plan or in the Account shall be liable for, or subject to, any obligation or liability of such Participant. Notwithstanding any provision of the Plan to the contrary, with respect to judgments, orders, decrees or settlements issued after August 5, 1997, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

                                  ARTICLE XVII
         AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

       SECTION 1. ACTION BY THE COMPANY

The Company reserves the right, by action by its Board of Directors, to amend, modify, suspend or terminate the Plan in whole or in part at any time. Any such amendment, modification, suspension or termination shall have neither any retroactive effect to reduce or impair the interest of any Participant in assets then held for his/her Account under the Plan, nor shall provide for or permit any assets or funds then held by the Trustee to be used for or devoted to purposes other than as provided herein.

Upon the termination or partial termination of the Plan or upon the complete discontinuance of Company Contributions under the Plan, the rights of each Participant to the assets then held for his/her Account under the Plan shall be nonforfeitable.

       SECTION 2. RETROACTIVE ACTION BY THE COMPANY

The Company may, at any time, and from time to time, modify any of the provisions of the Plan retroactively, if and to the extent that such action in the judgment of the Board of Directors is necessary or appropriate to qualify or maintain the Plan and the trust established hereunder as a Plan and trust meeting the requirements of the applicable provisions of the Code, as the same may be amended from time to time or the corresponding provisions of the United States Internal Revenue laws in force from time to time; or to qualify or maintain the aforesaid Plan and trust under the Employee Retirement Income Security Act of 1974 and any amendments thereto.

                                 ARTICLE XVIII
                                  ESOP FEATURE

       SECTION 1. ESTABLISHMENT OF ESOP

         (a) Effective January 1, 2002, the Plan shall consist of two components, the ESOP Feature and the Non-ESOP Feature. The ESOP Feature shall consist of the ESOP Account. The ESOP Feature is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7). The ESOP Feature is designed to invest primarily in "qualifying employer securities," as defined in Code Sections 4975(e)(8) and 409(l) and ERISA
                  Section 407(d)(5). The ESOP Feature is described in this
                  Article XVIII. The provisions of this Article XVIII shall supercede any contrary provisions of the Plan.

       SECTION 2. ESOP ACCOUNT

         (a) The Committee shall establish an ESOP Account in the name of each Participant and shall thereafter maintain a record thereof.

         (b) The ESOP Account of each Participant shall be credited and debited periodically during each Plan year in which the ESOP is maintained with any additions or reductions in the number of shares of Common Stock held for such Participant in the Plan due to the reallocation of the investment of the participant's Non-ESOP Account and ESOP Account, and with any stock and cash dividends paid on common Stock attributable to units of the Common Stock fund.

         (c) In the event that a Participant elects a partial liquidation of the investment of his Account in Common Stock pursuant to
                  Section 5 of Article V, Common Stock shall be liquidated pro-rata from the Participant's Non-ESOP Account and ESOP Account.

       SECTION 3. ESOP CONTRIBUTIONS

The Company, in its discretion, may make ESOP Contributions from time to time in such amounts as are determined by the Company. All ESOP Contributions shall be made in Common Stock. ESOP Contributions for a Plan Year shall be allocated among active Participants for the Plan Year. The amount allocated to each active Participant shall be determined by multiplying each active Participant's Compensation for such Plan Year by a fraction, the numerator of which is the ESOP Contribution for such Plan Year, and the denominator of which is the total Compensation of all active Participants for such Plan Year. ESOP Contributions shall be treated as Company Contributions for purposes of distributions and withdrawals from the Plan. The ESOP Contribution subaccount of a Participant shall be invested in Common Stock, subject to the diversification rules provided in Section 4 of this Article.

       SECTION 4. DIVERSIFICATION OF INVESTMENT

Participants who are at least age 55 may diversify the investment of amounts, including amounts not Vested, held in their ESOP Accounts by transferring amounts out of the Common Stock fund to one of the other Investment Options in accordance with the provisions of Section 5 of Article V. Any transfer of such amounts out of the Common Stock fund to another Investment Option shall be deemed to be a transfer from the ESOP Feature to the Non-ESOP Feature.

       SECTION 5. PUT OPTION

         (a) If shares of Common Stock distributable to a Participant or his Beneficiary are at the time of the distribution not readily tradable on an established market, the Participant or Beneficiary will have an option (the "Put") to require the Company to purchase all of the shares actually distributed to him. The Put may be exercised at any time during the Option Period (as defined below) by giving the Company written notice of the election to exercise the Put. The Put may be exercised by a former Participant or the Beneficiary only during the Option Period in which the former Participant or Beneficiary receives a distribution of shares of Common Stock.

         (b) The "Option Period" is the 60-day period following the day on which a Participant or his Beneficiary receives a distribution. If the former Participant or Beneficiary does not exercise the Put during that 60-day period, the Option Period will also be the 60-day period beginning after the new determination of the fair market value of Common Stock by the Committee (and notice to the Participant) in the following Plan Year. The Option Period will be extended by the amount of time during which the Company is unable to honor the Put by reason of applicable federal or state law.

         (c) The "Option Price" will be the fair market value of each share of Common Stock as of the valuation date immediately preceding the date the Put is exercised, multiplied by the number of shares to be sold under the Put, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares.

         (d) The terms of payment for the sale of Common Stock pursuant to Put shall be as provided in the Put and may be either paid in a lump sum or in installments as provided by the Committee. An agreement to pay through installments shall be permissible only if the Common Stock subject to the put option is part of a 'total distribution', as defined in Code Section 409(h)(5), and--

                  (i) the agreement is adequately secured, as determined by the Committee,

                  (ii) a reasonable rate of interest is charged, as determined by the Committee,

                  (iii)    annual payments are equal,

                  (iv) installment payments must begin not later than 30 days after the date the Put option is exercised, and

                  (v) the term of the payment does not extend beyond five years from the date the Put option is exercised.

         (e) The Put will not be assignable, except that the former Participant's donees or, in the event of a Participant's death, his personal representative, will be entitled to exercise the Put during the Option Period for which it is applicable.

         (f) The Trustee in its discretion may, with the Company's consent, assume the Company's obligation under this Section at the time a former Participant or Beneficiary exercises the Put. If the Trustee does assume the Company's obligations, the provision of this Section that apply to the Company will also apply to the Trustee.

         (g) The Put will also apply to shares of Common Stock that are publicly traded without restriction when distributed but which cease to be publicly traded or which become subject to a trading limitation during the Option Period. In that event, the Committee will notify in writing each former Participant or Beneficiary to whom the Put becomes applicable that the shares of Common Stock held by the former Participant or Beneficiary are subject to the Put for the remainder of the applicable Option Period and will inform the Participant or Beneficiary of the terms of the Put. If the written notice is given later than ten days after the shares of Common Stock cease to be publicly traded or become subject to a trading limitation, the period during which the Put may be exercised will be extended by the number of days between the tenth day and the date the notice is actually given.

         (h) The Committee will notify each former Participant or Beneficiary who is eligible to exercise the Put of the fair market value of each share of Common Stock as soon as practicable following its determination. The Committee and the Company will send all notices required under this Subsection to the last known address of a former Participant or Beneficiary, and it will be the duty of those persons to inform the Committee of any changes in address.

       SECTION 6. PAYMENT OF DIVIDENDS

         (a) The Committee, in its sole discretion, may provide that any dividends paid in cash during the Plan Year on shares of Common Stock in which Participants' ESOP Accounts are invested shall be (i) paid in cash directly to the Participant, (ii) paid to the Plan and subsequently distributed to the Participant in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan, or
                  (iii) at the election of the Participant, either (A) paid to the Participant as provided in Clause (i) or (ii) (as determined by the Committee) or (B) paid to the Participant's ESOP Account to be reinvested in the Common Stock. Such dividends shall be paid in accordance with procedures established by the Committee.

         (b) If an election pursuant to Paragraph (a)(iii) is provided by the Committee, each Participant may make the election, in the manner and at the time specified by the Committee, with respect to dividends received on shares of Common Stock comprising the portion of the Common Stock fund allocated to the Participant's ESOP Account. If an election pursuant to Paragraph (a)(iii) is provided by the Committee and a Participant does not make such an election, such dividends shall be paid to the Participant's ESOP Account to be reinvested in Common Stock.

         (c) The Beneficiary of a deceased participant shall have the same rights as a Participant has under this Section 6.

         (d)      The provisions of this Section 6 are intended to comply with
                  Section 404(k) of the Code, and shall be interpreted and construed accordingly.

       SECTION 7. INDEPENDENT APPRAISER

         (a) Common Stock held in Participants' ESOP Accounts shall be valued as of each valuation date, or at the discretion of the Committee, more frequently. All valuations of Common Stock held in Participants' ESOP Accounts which is not readily tradable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Code Section 170(a)(1).

       SECTION 8. SHARE LEGEND

Shares of Common Stock in the ESOP Feature held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

       SECTION 9. LIMITATION ON PERIOD OF DISTRIBUTION

If any Participant (and his or her Spouse, as applicable) who is entitled to receive a distribution from his or her Prior Plan Contributions subaccount as an annuity pursuant to Section 6(b)(iv) of Article XI and in fact receives his or her distribution from such subaccount in such annuity form, such Participant will be deemed to have elected not to receive the amount in his or her ESOP Account in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five years, or (ii) if the balance of the Participant's ESOP Account is greater than $500,000 (as adjusted periodically by the Internal Revenue Service), five years plus 1 year for each $100,000 (as adjusted periodically by the Internal Revenue Service) or fraction thereof by which such balance is greater than $500,000 (but in no event in excess ten years in the aggregate).

                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by their duly authorized officers and their corporate seals to be hereunto affixed the day and date written below.

Attest:                                 COOPER TIRE & RUBBER COMPANY


/s/ Richard N. Jacobson                 By /s/ Stephen O. Schroeder
---------------------------------          ---------------------------
Richard N. Jacobson                     Stephen O. Schroeder
Assistant Secretary                     Treasurer


12/28/01                                By /s/ Charles F. Nagy
---------------------------------          ---------------------------
Date                                    Charles F. Nagy
                                        Assistant Treasurer

                                   APPENDIX A

       SECTION 1. DISTRIBUTION OPTIONS PRIOR TO MARCH 1, 2002

Until March 1, 2002, a distribution pursuant to Section 6(b) of Article XI, may be made, as provided in Section 6(b)(ii) of Article XI, as follows:

         (a) COOPER TIRE & RUBBER COMPANY THRIFT AND PROFIT SHARING PLAN. For persons who were Participants in the Plan on December 31, 2001, a distribution may be made in two (2) installment distributions, with the first installment to be at least fifty percent (50%) of the Participant's Account balance (as determined in Sections 3, 4 or 5 of Article XI) and to begin within ninety (90) days from the date the Participant terminated participation in this Plan, and the second and final installment to include the remainder of the Account balance and to be received within twenty-four (24) months after the date the Participant terminated participation in this Plan.

         (b) THE STANDARD PRODUCTS COMPANY INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN.

                  (i) For Participants with a Prior Plan Contributions subaccount that includes amounts attributable to The Standard Products Company Individual Retirement and Investment Trust Plan, a distribution of such amount in the Prior Plan Contributions subaccount may be made in equal, or nearly equal, quarterly installments over a fixed period which shall not exceed the joint life expectancy of the Participant and his spouse. The life expectancy of a Participant and his spouse shall be determined in accordance with a standard mortality table in general use. All installment contributions shall be made on a pro-rata basis from the total amount in the Participant's Prior Plan Contribution subaccount attributable to The Standard Products Company Individual Retirement and Investment Trust Plan as held in the various Investment Options. Such installments shall be paid beginning with the first calendar quarter immediately following the Participant's termination of employment with appropriate adjustments at the end of each calendar quarter for the income and changing values of the distribution amount, provided, however, that if a Participant should elect early retirement under the provisions of a retirement plan of the Company in which he is a participant, the Participant may request that the Committee defer the commencement of his benefits until not later than the first day of the calendar quarter following his normal retirement date as determined in the Company's retirement plan (which in no event may be later than the Participant's sixty-fifth (65th) birthday). Such a request must be filed in writing with the Committee at least thirty (30) days prior to the Participant's early retirement date or at such other time as may be acceptable to the Committee.

                           If a Participant dies prior to the distribution to him or her of all amounts to be distributed under this clause (i), the undistributed portion shall be paid to the Participant's Designated Beneficiary in accordance with clause (ii) below. Notwithstanding the foregoing, the undistributed portion shall be distributed at least as rapidly as the method of distribution being used as of the date of the Participant's death.

                  (ii) If a Participant described in clause (i) is entitled to a distribution under Section 6(b) of Article XI by reason of his or her death, the total amount in the Participant's Prior Plan Contribution subaccount attributable to The Standard Products Company Individual Retirement and Investment Trust Plan may distributed in equal or nearly equal quarterly installments over a fixed period not exceeding:

                           (A) if the Designated Beneficiary is the deceased Participant's surviving spouse, the Designated Beneficiary's remaining life expectancy at the time installment payments begin,

                           (B) if the Designated Beneficiary is other than the deceased Participant's surviving spouse, five (5) years from the Participant's death, or

                           (C) such shorter fixed period as the Designated Beneficiary may request. Distributions under this clause (ii) shall not commence later than sixty (60) days after the end of the Plan Year in which a Participant's death occurs.

         (c) THE STANDARD PRODUCTS COMPANY MONEY PURCHASE PENSION PLAN AND TRUST FOR HOURLY EMPLOYEES.

                  (i) For Participants with a Prior Plan Contributions subaccount that includes amounts attributable to The Standard Products Company Money Purchase Pension Plan and Trust for Hourly Employees, a distribution of such amount in the Prior Plan Contributions subaccount may be made, subject to the automatic forms of benefit distributions described in Section 6(b)(iv) of Article XI, in equal monthly, quarterly, semiannual or annual installment payments over a specified period. Except as required in Section 6(b)(iv) of Article XI, in no event shall benefits be distributed in the form of an annuity requiring the survival of the Participant or his or her Designated Beneficiary as a condition of payment.

                  (ii) The payment of benefits in an installments, pursuant to this Subsection (c), to a Participant or Designated Beneficiary shall be made or shall commence, as the case may be, within a reasonable period of time following the Participant's termination of employment or, in the case of a distribution to a Designated Beneficiary, within one year following the Participant's death. The Participant (or his Designated Beneficiary) may elect to postpone the distribution or the commencement of a distribution described in clause
                           (i) until not later than the latest date permitted under the following provisions of this clause (ii). Unless a Participant elects to defer benefit payments in accordance with the provisions of this clause
                           (ii), under no circumstances shall any method of distribution provide for the commencement of benefit payments more than sixty (60) days subsequent to the last day of the Plan Year in which occurs the later of the Participant's 65th birthday or his actual termination of employment; provided, however, that if the amount of the payment required to commence by such date cannot be ascertained by such date, or if it is not possible to make such payment by such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable. Any Participant and any Designated Beneficiary who is the surviving spouse of a deceased Participant entitled to benefits hereunder may elect to have the payment, or commencement of payment, of such benefits deferred, but in no event shall any such benefit payment begin later than April 1 of the calendar year following the calendar year in which such Participant or Beneficiary attained age 70 1/2. Such deferral can be made by submitting to the Committee a signed written statement describing the benefit and the date on which such payment is to be made or commence. The failure of any Participant or Designated Beneficiary to request such a deferral while any benefit is immediately distributable shall be deemed as an election to defer commencement of the payment of any benefit payment under this Plan.

                           Notwithstanding anything under this Subsection (c) to the contrary, no method of distribution, and no deferral, shall provide for a so-called "Interest Option" or extend payments over, or permit a payment to be made after the end of, a period of time which exceeds whichever of the following is applicable:

                           (A) In the case of benefits distributable to a Participant whose Designated Beneficiary is his spouse, a specified period not longer than the joint and last survivor expectancy of the Participant and his spouse at the time benefit payments to the Participant commence; or

                           (B) In the case of benefits distributable to a Participant whose Designated Beneficiary is other than his spouse, a specified period equal to the life expectancy of the Participant and Designated Beneficiary at the time benefit payments to the Participant commence; or

                           (C) In the case of benefits distributable to the Designated Beneficiary of a Participant who died before payments to him commenced, a specified period not longer than the life expectancy of the Beneficiary at the time benefit payments commence, all in accordance with and subject to the requirements of Proposed Treasury Regulations Sections 1.401(a)(9)-1 and 1.401(a)(9)-2, and any
                           subsequently issued Regulations under Code Section 401(a)(9); provided, however, that the foregoing shall not preclude distributions under a designation (before January 1, 1984) by any employee in accordance with the designation described in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (as in effect before the amendments made by the Deficit Reduction Act of 1984). If distribution is made in installments, the amount of each installment shall be not less than the quotient obtained by dividing the undistributed benefits by the number of remaining installments. Moreover, notwithstanding the proceeding provisions of this Subsection (c), if a Participant dies before his entire interest in the Plan has been paid to him, then the remaining portion of such interest shall be distributed at least as rapidly as the method of distribution being used under sub-clauses (A) and (B) as of the date of his death.

         (d)      PROFIT-SHARING PLAN OF OLIVER RUBBER GROUP.

                  (i) For Participants with a Prior Plan Contributions subaccount that includes amounts attributable to the Profit-Sharing Plan of Oliver Rubber Group, a distribution of such amount in the Prior Plan Contributions subaccount may be made in equal monthly, quarterly, semiannual or annual installment payments over a specified period, as determined by the Committee, after consultation with the Participant; provided, however, that the distribution to any Beneficiary who is not a natural person shall be made in a single lump sum payment. In no event shall benefits be distributed in the form of an annuity requiring the survival of the Participant or his or her Designated Beneficiary as a condition of payment; however, benefits may be distributed in the form of an annuity under a Group Annuity Contract, providing for a monthly guaranteed income for a period certain, issued to the Trustee by a legal reserve life insurance company authorized to do business in the State of California.

                  (ii)     The distribution provided for under this Subsection
                           (d) shall be made or shall commence, as the case may be, within a reasonable period of time following the Participant's termination of employment or, in the case of a distribution to a Designated Beneficiary, within one year following the Participant's death. The Participant (or his or her Designated Beneficiary) may elect to postpone the distribution or the commencement of the distribution under this Subsection (d) until not later than the latest date permitted under the following provisions of this clause (ii). Unless a

                           Participant elects to defer benefit payments in accordance with the provisions of this clause (ii), under no circumstances shall the distribution provided for under clause (i) more than sixty (60) days subsequent to the last day of the Plan Year in which occurs the later of the Participant's 65th birthday or his actual termination of employment; provided, however, that if the amount of the payment required to commence by such date cannot be ascertained by such date, or if it is not possible to make such payment by such date because the Committee has been unable to locate the Participant after taking reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable. Any Participant and any Designated Beneficiary who is the surviving spouse of a deceased Participant entitled to benefits hereunder may elect to have the payment, or commencement of payment, of such benefits deferred, but, in no event shall any such benefit payment begin later than April 1 of the calendar year following the calendar year in which such Member or Beneficiary attained age 70 1/2. Such deferral can be made by submitting to the Committee a signed written statement describing the benefit and the date on which such payment is to be made or commence. The failure of any Member or Beneficiary to request such a deferral while any benefit is immediately distributable shall be deemed as an election to defer commencement of the payment of any benefit payment under this Plan.

                           Notwithstanding anything herein to the contrary, no method of distribution, and no deferral, shall provide for a so-called "Interest Option" or extend payments over, or permit a payment to be made after the end of, a period of time which exceeds whichever of the following is applicable:

                           (A) In the case of benefits distributable to a Participant whose Designated Beneficiary is his spouse, a specified period not longer than the joint and last survivor expectancy of the Participant and his spouse at the time benefit payments to the Participant commence; or

                           (B) In the case of benefits distributable to a Participant whose Designated Beneficiary is other than his spouse, a specified period equal to the life expectancy of the Participant a the time benefit payments to the Participant commence; or

                           (C) In the case of benefits distributable to the Designated Beneficiary of a Participant who died before payments to him commenced, a specified period not longer than the life expectancy of the Designated Beneficiary at the time benefit payments commence,


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

                           all in accordance with and subject to the requirements of Proposed Treasury Regulations Section 1.401(a)(9)-1 and 1.40(a)(9)-2, and any subsequently issued Regulations under Code Section 401(a)(9); provided, however, that the foregoing shall not preclude distributions under a designation (before January 1, 1984) by any Employee in accordance with the designation described in section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (as in effect before the amendments made by the Deficit Reduction Act of 1984). If distribution is made in installments, the amount of each installment shall be not less than the quotient obtained by dividing the undistributed benefits by the number of remaining installments. Moreover, notwithstanding the proceeding Subsection (d), if a Member dies before his entire interest in the Plan has been paid to him, then the remaining portion of such interest shall be distributed at least as rapidly as the method of distribution being used under subclauses (A) and (B) as of the date of his death.

         (e)      SIEBE AUTOMOTIVE EMPLOYEES' PROFIT SHARING PLAN.

                  (i) For Participants with a Prior Plan Contributions subaccount that includes amounts attributable to the Siebe Automotive Employees' Profit Sharing Plan, a distribution of such amount in the Prior Plan Contributions subaccount

                           (A) shall, unless elected otherwise by the Participant (and his or her Spouse) in accordance with applicable law, be made in the form of an immediate annuity for the life of the Participant with 50% Joint and Survivor Annuity (as defined in Section 6(b) of Article XI of the Plan) if the Participant is married on the Annuity Starting Date (as defined in Section 6(b) of
                                    Article XI of the Plan) or an immediate
                                    single life annuity if the Participant is not married on the Annuity starting Date;

                           (B) subject to the automatic forms of benefit distributions described in sub-clause (A), may be made in the form of a 75%, 66-2/3%, or 100% Joint and Survivor Annuity (as defined in Section 6(b) of Article XI of the
                                    Plan) if the Participant is married on the Annuity Starting Date (as defined in Section 6(b) of Article XI of the Plan); or

                           (C) may be made in equal, or nearly equal, installments over a fixed period which shall not exceed the life expectancy of the Participant (or joint life expectancy of the Participant and his or her spouse). The life expectancy of a Participant and his spouse shall be determined in accordance with a standard mortality table in general use.



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

                  (ii) Unless the Participant elects otherwise, a distribution under this Subsection (e) shall not commence later than the 60 days after the close of the Plan Year in which the latest of the following events occurs:

                           (A) the date on which the Participant reaches age 65;

                           (B) the date which is 10 years after the Participant first became a Participant; or

                           (C) the date the Participant terminated his or her employment.















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                             AMENDMENT NO. 1 TO THE
                          COOPER TIRE & RUBBER COMPANY
                        SPECTRUM INVESTMENT SAVINGS PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

                  Cooper Tire & Rubber Company hereby adopts this Amendment No. 1 to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan (as amended and restated effective January 1, 2002) (the "Plan"), effective on the date executed hereof.

                                    SECTION 1

                  The first sentence of Section 2(k) of Article VII of the Plan is hereby amended in its entirety to read as follows:

                  "A loan shall be deemed to be in default upon a Participant's termination of employment for any reason if the loan is not repaid in full within [60 DAYS] following the date of the Participant's termination of employment."

                                    SECTION 2

                  Section 2(l) of Article VII of the Plan is hereby amended in its entirety to read as follows:

                  "(l) In the event a Participant defaults on a loan for a reason other than termination of employment, such participant shall be provided a cure period to correct such default. Such cure period shall begin as of the date of default and shall end on the last day of the calendar quarter following the calendar quarter of the date of default. In the event such default is not cured within the foregoing cure period, the Plan Administrator shall report the amount of unpaid principal and interest as a "deemed distribution" as described in Internal Revenue Code
                           Section 72(p) and Regulations promulgated thereunder, and shall deduct the unpaid loan amount from the Participant's Loan Account."

                                    SECTION 3

                  The last sentence of Section 2(o) of Article VII of the Plan is hereby amended in its entirety to read as follows:

                  "All expenses related to the administration of the participant loan program (including origination and maintenance fees) shall be borne by those Participants with outstanding loan balances."

                  EXECUTED this 8th day of August 2002.

                                COOPER TIRE & RUBBER COMPANY




                                By /s/ Stephen O. Schroeder
                                   -------------------------------
                                Stephen O. Schroeder
                                Treasurer

                                By /s/ Charles F. Nagy
                                   -------------------------------
                                Charles F. Nagy
                                Assistant Treasurer

                             AMENDMENT NO. 2 TO THE
                          COOPER TIRE & RUBBER COMPANY
                        SPECTRUM INVESTMENT SAVINGS PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2002)

                  The Cooper Tire & Rubber Company (the "Company") hereby adopts this Amendment No. 2 to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan (As Amended and Restated Effective as of January 1, 2002) (the "Plan"). The provisions of this Amendment shall be effective as of January 1, 2002, unless otherwise indicated. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                  One of the purposes of this Amendment is to reflect the adoption of various provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The Company intends for this Amendment to satisfy the "good faith" compliance requirements of EGTRRA and to be construed in accordance with EGTRRA and guidance issued thereunder.

                                    SECTION 1

                  Section (38) of Article I of the Plan is hereby amended in its entirety to read as follows:

                  "(35) 'Pre-Tax Dollar Qualifier Contributions (PDQ)' - the contributions provided for under Sections 1(a) and 11 of
                  Article III. Pre-Tax Dollar Qualifier Contributions are also sometimes referred to as a 'Company Salary Reduction Contribution'."

                                    SECTION 2

                  Section (45) of Article I of the Plan is hereby amended in its entirety to read as follows:

                  "'Total and Permanent Disability' - a condition determined by the Social Security Administration to entitle the Participant to disability benefits under the Social Security Act, provided that the Participant is receiving such benefits under the Social Security Act."

                                    SECTION 3

                  Section 1(a) of Article III of the Plan is hereby amended by inserting the following sentence immediately after the first sentence thereof:

                  "The foregoing limits shall not apply to the Catch-Up Pre-Tax Dollar Qualifier Contributions of Section 11 of Article III."



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

                                    SECTION 4

                  Section 2(b)(ii) of Article III of the Plan is hereby amended in its entirety to read as follows:

                  "(ii) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by two (2)."

                                    SECTION 5

                  Section 2(c)(ii) of Article III of the Plan is hereby amended in its entirety to read as follows:

                  "(ii) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by two (2)."

                                    SECTION 6

                  Article III of the Plan is hereby amended by adding the following new Section 11 to the end thereof:

                  "SECTION 11 CATCH-UP PRE-TAX DOLLAR QUALIFIER CONTRIBUTIONS

                           Effective January 1, 2003, all Participants who have
                  elected to make Pre-Tax Dollar Qualifier Contributions to this Plan and who have attained age 50 before the end of a particular Plan Year shall be eligible to make catch-up contributions (the "Catch-Up Pre-Tax Dollar Qualifier Contributions") in accordance with, and subject to the limitations of, section 414(v) of the Code; provided, however, that Catch-Up Pre-Tax Dollar Qualifier Contributions shall not be eligible for Company Contributions under Section 1 of
                  Article IV of the Plan, and provided further that Catch-Up Pre-Tax Dollar Qualifier Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code (I.E., Section 1(a) of Article III and
                  Section 1(a) of Article XII of the Plan, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of Sections 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making any such Catch-Up Pre-Tax Dollar Qualifier Contributions."

                                    SECTION 7

                  Section 1 of Article IV of the Plan is hereby amended by inserting the following new paragraph at the end thereof:

                  "In addition, no Company Contributions shall be made with respect to any Catch-Up Pre-Tax Dollar Qualifier Contributions."

                                    SECTION 8

                  Section 5(a)(i) of Article IX of the Plan is hereby amended in its entirety to read as follows:

                  "the Participant's retirement, death, Total and Permanent Disability, or severance from employment;"

                                    SECTION 9

                  Section 5(a) of Article IX of the Plan is hereby amended by
(a) deleting subsections (iv) and (v) and (b) renumbering subsection (vi) as subsection (iv).

                                   SECTION 10

                  Section 5(b)(ii) of Article IX of the Plan is hereby amended by (a) deleting subsection (C), (b) deleting the phrase "at least 12 months" and substituting the phrase "6 months" in subsection (D) where it occurs therein, and (c) renumbering subsection (D) as subsection (C).

                                   SECTION 11

                  Section 1 of Article XI of the Plan is hereby amended by deleting subsections (c) and (d), and by deleting the phrase ", or" at the end of subsection (b) and substituting a period therefor.

                                   SECTION 12

                  Section 6(f)(i)(A) of Article XI of the Plan is hereby amended in its entirety to read as follows:

                  "(A) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include any distribution to the extent such distribution is required under section 401(a)(9) of the Code, any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) over the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and a designated beneficiary or for a specified period of ten years or more, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion from gross income for net unrealized appreciation under Section 402(e)(4) of the Code), such other amounts specified in Treasury regulations and rulings, notices or announcements issued under Section 402(c) of the Code, and any distribution which is made upon hardship of the distributee. Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or
                  (b) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

                                   SECTION 13

                  Section 6(f)(i)(B) of Article XI of the Plan is hereby amended in its entirety to read as follows:

                  "(ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, a qualified trust described in
                  Section 401(a) of the Code, an annuity contract described in
                  Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts the Distributee's Eligible Rollover Distribution."

                                   SECTION 14

                  Section 1(a) of Article XII of the Plan are hereby amended in its entirety to read as follows:

                  "(a) MAXIMUM ANNUAL ADDITION: Except to the extent permitted under Section 11 of Article III of the Plan and Code Section 414(v), the maximum annual addition (as defined in Subsection
                  (c) of this Section) to a Participant's Account (and to any Account for him/her under any other defined contribution plan, whether or not terminated, maintained by any Controlled Group Member) shall in no event exceed the lesser of (1) $40,000 (as adjusted pursuant to Section 415(d) of the Code), or (2) 100% of the Participant's Compensation (as defined in Subsection
                  (b) below) for the Plan Year. The Compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition."

                                   SECTION 15

                  Section 1(g) of Article XIII of the Plan is hereby amended in its entirety to read as follows:

                  "(g) Key Employee: An Employee or former Employee who at any time during the Plan Year was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having annual Compensation of more than $150,000. The term "Key Employee" shall also include such Employee's Beneficiary in the event of Employee's death."

                                   SECTION 16

                  Section 1(k) of Article XIII of the Plan is hereby amended in its entirety to read as follows:

                  (k) Top-Heavy Account Balance: A Participant's (including a Participant who has received a total distribution from this
                  Plan) or a Beneficiary's aggregate balance standing to his/her Account as of the valuation date coinciding or immediately preceding the Determination Date as adjusted by the amount of any Company Contributions or ESOP Contributions made or due to be made after such valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Code, provided, however, that (i) such balance shall include the aggregate distributions made during the one (1)-year period ending on the Determination Date (including distributions under a terminated Plan which if it had not been terminated would have been included in a Required Aggregation Group), provided that if such aggregate distributions were made for a reason other than separation from service, death or disability, this clause (i) of Section 1(k) of Article XIII shall be applied by substituting "five (5)-year period" for "one (1)-year period" and (ii) if an Employee or former Employee has not performed any service for any Company maintaining the Plan at any time during the one (1) year period ending on the Determination Date, his/her Account (and/or the Account of his/her Beneficiary) shall not be taken into account."

                                   SECTION 17

                  Section 5 of Article XIII of the Plan is hereby amended by inserting the following new subsection (e) at the end thereof:

                  "(e) Company Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the

                  Code and the Plan. The preceding sentence shall apply with respect to Company Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Contributions that are used to satisfy the minimum contribution requirements shall be treated as Company Contributions for purposes of the actual contribution percentage test and other requirements of
                  Section 401(m) of the Code."

                                   SECTION 18

                  Subsections (i), (ii) and (iii) of Section 3(g) of Article XIV of the Plan are hereby amended to read as follows:

                           "(i) Unless such claim is allowed in full by the Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if required for processing and if notice of the 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim.

                           (ii) Such notice shall be written in a manner calculated to be understood by the claimant and shall state

                           (A) the specific reason(s) for the denial of the claim,

                           (B)      specific reference(s) to pertinent
                                    provisions of the Plan and/or Trust Fund on which the denial of the claim was based,

                           (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                           (D) an explanation of the review procedure specified in Section 3(g)(iii) of this
                                    Article XIV.

                           (iii) Within 90 days after the denial of his or her claim, the claimant may appeal such denial by filing with the Plan Administrator his or her written request for a review of the claim. Such request for review must be signed by the claimant or his or her authorized representative and shall be deemed filed when delivered to the Plan Administrator or its designee. If the claimant does not file a request for review of his or her claim within such 90-day period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Plan Administrator on his or her claim. In considering any appeal pursuant to this Section 3(g), the Plan Administrator shall have the same powers to interpret the

                           Plan and make factual findings with respect thereto as are granted to the Committee under Section 2 hereof.

                           If such an appeal is so filed within such 90-day period then the Plan Administrator, or a named fiduciary designated by the Administrator, shall conduct a full and fair review of such claim. During such full review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and with reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant's claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                           After the completion of such full review, the reviewer shall mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan and/or Trust Fund and/or applicable law. Such decision shall be mailed or delivered to the claimant within a period of 60 days after the Administrator's receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. (If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.) Such decision (A) shall be written in a manner calculated to be understood by the claimant, (B) shall state the specific reason(s) for the decision, (C) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Fund on which the decision is based and (D) shall, to the extent permitted by applicable law, be final and binding on all interested persons. The notice of the adverse determination shall also include a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain information about such procedures and a statement of the claimant's right to bring an action under Section 502(a) of ERISA."

                  EXECUTED this 27th day of December 2002.

                                            THE COOPER TIRE & RUBBER COMPANY



                                            By /s/ Stephen O. Schroeder
                                               --------------------------------
                                            Stephen O. Schroeder
                                            Treasurer

                                            By /s/ Charles F. Nagy
                                               --------------------------------
                                            Charles F. Nagy
                                            Assistant Treasurer